UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Soliciting Material under §240.14a-12

LYDALL, INC.
(Name of Registrant as Specified In Its Charter)

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NOTICE OF ANNUAL MEETING

To: The Owners of Lydall, Inc. Common Stock
You are cordially invited to attend the annual meeting of stockholders (the “Annual Meeting”) of Lydall, Inc., which will be held at 9:00 a.m. on Tuesday, April 20, 2021. Due to ongoing concern related to the COVID-19 pandemic, this year’s Annual Meeting of stockholders will be conducted virtually via the internet. Stockholders will be able to attend the Annual Meeting, vote, access the stockholder list, and submit questions via a live webcast accessible at www.virtualshareholdermeeting.com/LDL2021. The Annual Meetings of stockholders will be held for the purposes of:
1.
Electing the seven (7) nominees named in the proxy statement to serve as Directors until the annual meeting of stockholders to be held in 2022 and until their successors are elected and qualified;

2.
Holding an advisory vote on executive compensation;

3.
Ratifying the appointment of PricewaterhouseCoopers LLP as independent auditor for fiscal year 2021; and

4.
Transacting any other business that may properly come before the Annual Meeting.

All stockholders are invited to attend the Annual Meeting; however, whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the Annual Meeting. Therefore, we urge you to vote promptly and submit your proxy by telephone, via the Internet, or by signing, dating and returning the enclosed proxy card in the enclosed prepaid envelope. If you hold your stock in “street name,” you should follow the voting instructions provided by your bank, broker or other nominee.
To be admitted to the Annual Meeting, you must use the link provided above and enter the control number found on your proxy card, voting instruction form or notice you previously received. If you decide to attend the Annual Meeting virtually, you have the right to vote during the Annual Meeting even if you have previously submitted your proxy by following the instructions available on the meeting website.
Sincerely,

Chad A. McDaniel Executive Vice President, General Counsel, and Chief Administrative Officer
Manchester, CT
March 8, 2021
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 20, 2021.
This proxy statement, along with the Lydall, Inc. 2020 Annual Report on Form 10-K, are available free of charge on our website at: www.lydall.com and by clicking on Investor Relations.
Additionally, you may access our proxy materials at www.proxyvote.com, a site that does not have “cookies” that identify visitors to the site.

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Lydall, Inc.
One Colonial Road
Manchester, CT 06042

PROXY STATEMENT

Lydall, Inc. (“we”, “Lydall” or the “Company”) is providing these proxy materials in connection with the solicitation by our Board of Directors (the “Board”) of proxies to be voted at our 2021 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Tuesday, April 20, 2021 beginning at 9:00 a.m. and at any postponements or adjournments thereof. Due to ongoing concern related to the COVID-19 pandemic, this year’s Annual Meeting will be conducted virtually via the internet. Stockholders will be able to attend the Annual Meeting, vote, and submit questions via a live webcast accessible at www.virtualshareholdermeeting.com/LDL2021. This Proxy Statement is being mailed or otherwise furnished to stockholders on or about March 8, 2021. You should review this information together with our 2020 Annual Report on Form 10-K to Stockholders, which accompanies this Proxy Statement.
INFORMATION ABOUT THE ANNUAL MEETING
Why did you send me this Proxy Statement?
We sent you this Proxy Statement and the enclosed proxy card because the Board is soliciting your proxy to vote at the Annual Meeting to be held on Tuesday, April 20, 2021 or any postponements or adjournments thereof. This Proxy Statement summarizes information that is intended to assist you in making an informed vote on the proposals described in this Proxy Statement.
Who can vote at the Annual Meeting?
Only stockholders of record of Lydall’s Common Stock at the close of business on Friday, February 26, 2021 (the “Record Date”) are entitled to vote at the Annual Meeting and any postponement or adjournment thereof. As of the Record Date, there were 18,023,977 shares of Common Stock issued and outstanding, the holders of which are entitled to one vote per share.
How many shares must be present to conduct the Annual Meeting?
We must have a “quorum” present in person (virtually) or by proxy to hold the Annual Meeting. A quorum is a majority of the outstanding shares entitled to vote. Abstentions and broker non-votes (defined below) will be counted as present or represented for the purpose of determining the presence or absence of a quorum for the Annual Meeting.
What matters are to be voted upon at the Annual Meeting?
Three proposals are scheduled for a vote:
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Election of the seven (7) nominees as Directors, each as named in this Proxy Statement, to serve until the annual meeting of stockholders to be held in 2022 and until their successors are elected and qualified;

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Approval, on an advisory basis, of the compensation of the Company’s Named Executive Officers; and

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Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditor for the fiscal year ending December 31, 2021.

How does the Board recommend that I vote?
The Board recommends that you vote:
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“FOR” the election of each of the nominees for Director named in this Proxy Statement;

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“FOR” the proposal to approve, on an advisory basis, the compensation of the Company’s Named Executive Officers; and

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“FOR” the proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditor for fiscal year 2021.

How do I vote before or at the Annual Meeting?
With respect to each of the proposals scheduled for a vote, you may vote “FOR” or “AGAINST” or abstain from voting.
If you hold your shares in your own name, you may vote as follows:
Telephone — To vote by telephone, please follow the instructions on the enclosed proxy card. If you vote by telephone, it is not necessary to mail your proxy card.
Internet — To vote over the Internet, please follow the instructions on the enclosed proxy card. If you vote on line, it is not necessary to mail your proxy card.
Mail — To vote by mail, please complete, sign and date your proxy card and return it in the enclosed postage-paid envelope.
Virtually — If you wish to vote during the Annual Meeting you may do so via a live webcast accessible at www.virtualshareholdermeeting.com/LDL2021.
How do I vote if my broker holds my shares in “street name”?
If you hold your shares beneficially in street name, you may vote by submitting voting instructions to your broker, bank or other nominee. For directions on how to vote shares held beneficially in street name, please refer to the voting instructions provided by your broker, bank or other nominee.
How can I attend the virtual meeting and vote my shares during the Annual Meeting?
If you are a shareholder of record, you may attend the meeting and vote your shares electronically during the virtual Annual Meeting by visiting www.virtualshareholdermeeting.com/LDL2021. You will need the 16-digit control number that is printed in the box marked by the arrow on your Notice Regarding the Availability of Proxy Materials to enter the Annual Meeting. We recommend that you log in at least 15 minutes before the meeting to ensure that you are logged in when the meeting starts. However, even if you currently plan to attend the virtual meeting, we recommend that you submit your proxy ahead of time so that your vote will be counted if, for whatever reason, you later decide to not attend the virtual meeting. If you hold your shares in street name, in order to vote during the Annual Meeting, you must request a proxy from your broker, bank or other nominee.
If you have difficulty logging into the Annual Meeting, please contact technical support at 844-986-0822 (in the U.S.) and at 303-562-9302 (International calls). The virtual meeting website will also present an option for you to attend the Annual Meeting as a guest without logging in, but guests will not be able to vote during the Annual Meeting.
How can I submit a question at the Annual Meeting?
Stockholders may submit questions while attending the Annual Meeting. As part of the Annual Meeting, we will hold a live question and answer session during which we intend to answer questions submitted during the Annual Meeting that are pertinent to the Company and the items of business at the Annual Meeting, as time permits. Stockholders may submit questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/LDL2021 and logging in with the 16-digit control number found on the Notice, proxy card or voting instructions that accompanied these proxy materials and by clicking on the “Q&A” button.
How will management respond to questions during the virtual meeting?
This will be the second year that the Company has held its Annual Meeting as a virtual meeting webcast via the Internet. While our Annual Meeting is just one of the forums where we engage with shareholders, it is an important one. The Board believes that holding the Annual Meeting in a virtual format provides the opportunity for participation by a broader group of shareholders, while reducing the costs and environmental impact associated with planning, holding and arranging logistics for an in-person meeting and helps to safeguard public health during the COVID-19 pandemic. We welcome your suggestions on how we can improve our virtual meeting and make it more effective and efficient.
Management will respond to questions from shareholders in the same way as it would if the Company held an in-person meeting. Shareholders who wish to submit a question to the Company for the meeting may do so in advance at www.proxyvote.com and live during the meeting at www.virtualshareholdermeeting.com/LDL2021. You will need the 16-digit control number that is printed in the box marked by the arrow on your Notice Regarding the Availability of Proxy Materials to enter the Annual Meeting. We recommend that you log in at least 15 minutes before the meeting to ensure that you are logged in when the meeting starts.
What should I do if I receive more than one set of proxy materials?
You may receive more than one set of these proxy materials, including multiple copies of this Proxy Statement and multiple proxy cards or voting instruction forms. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction form for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction form that you receive to ensure that all your shares are voted.
How many votes do I have?
Each share of Common Stock that you own as of the close of business on the Record Date entitles you to one vote on each nominee and on each other matter voted upon at the Annual Meeting.
May I change my vote?
Yes, if you own shares in your own name, you may change your vote or revoke your proxy at any time before the vote at the Annual Meeting by executing a valid proxy bearing a later date and delivering it to us prior to the Annual Meeting at Lydall, Inc., One Colonial Road, Manchester, Connecticut 06042, Attn: Secretary. You may withdraw your vote at the Annual Meeting and vote virtually during the live webcast assessable at www.virtualshareholdermeeting.com/LDL2021. You may also revoke your vote without voting by sending written notice of revocation to our Secretary at the above address. However, if you are a beneficial owner whose shares are held of record by a broker, bank or other nominee, you must contact your broker, bank or other nominee to change your vote.
How are my shares voted if I submit a proxy but do not specify how I want to vote?
If you submit a properly executed and signed proxy card and return it without indicating how you would like to vote your shares, the persons named in the proxy card (or, if applicable, their substitutes) will vote your shares as the Board recommends, which is:
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“FOR” the election of each of the nominees for Director named in this Proxy Statement;

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“FOR” the proposal to approve, on an advisory basis, the compensation of the Company’s Named Executive Officers; and

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“FOR” the proposal to ratify the appointment of PricewaterhouseCoopers LLC as our independent auditor for fiscal year 2021.

What is a broker non-vote?
If you are a beneficial owner whose shares are held of record by a broker, bank or other nominee, you must instruct the broker, bank or other nominee how to vote your shares. If you do not provide voting instructions, your shares will not be voted on any proposal on which the broker, bank or other nominee does not have discretionary authority to vote. This is called a “broker non-vote.” In particular, brokers will not be able to vote on those matters for which specific authorization is required under the rules of the New York Stock Exchange (“NYSE”). If you are a beneficial owner whose shares are held of record by a broker, your broker has discretionary voting authority under NYSE rules to vote your shares on the proposal to ratify the appointment of PricewaterhouseCoopers LLP even if the broker does not receive voting instructions from you. However, your broker does not have discretionary authority under NYSE rules to vote on the election of directors, or the advisory vote on executive compensation without instructions from you, and in the absence of instructions from you, a broker non-vote will occur and your shares will not be voted on these matters.
Your vote is important, and we strongly encourage you to vote your shares by following the instructions provided on the voting instruction form. Please return your voting instructions to your broker, bank or other nominee and contact the person responsible for your account to ensure that your shares are voted on your behalf.
What vote is required to elect directors?
Under the majority vote standard contained in our Bylaws, a nominee shall be elected as a Director if the votes cast “FOR” such nominee’s election exceed the votes cast “AGAINST” such nominee’s election (with “abstentions” and “broker non-votes” not counted as a vote “for” or “against” such nominee’s election). This majority vote standard will apply to the election of directors at the 2021 Annual Meeting.
In contested elections (defined below), Directors would instead be elected by a plurality of the votes cast by stockholders entitled to vote at the Annual Meeting as described above. A “contested election” is any meeting on the election of directors for which a stockholder has properly nominated a person for election to the Board in compliance with the advance notice requirements and such nomination has not been timely withdrawn by such stockholder.
What happens in an uncontested election if an incumbent director does not receive a majority of the votes cast on his or her election?
Our Corporate Governance Guidelines address the situation where, in an uncontested election, an incumbent Director nominee does not receive more votes “FOR” than “AGAINST” his or her election. As a condition to being nominated by the Board of Directors for re-election as a director, each incumbent director must deliver to the Board of Directors an irrevocable resignation from the Board of Directors that will become effective if, and only if, both (1) the election is an uncontested election (i.e., one in which the number of nominees does not exceed the number of Directors to be elected), and such nominee does not receive more votes cast “for” than “against” such nominees’ election and (2) the Board of Directors determines to accept such resignation in accordance with this policy.
The Corporate Governance Committee will make a recommendation to the Board of Directors as to whether to accept or reject such resignation, or whether other action should be taken. The Board of Directors will act on such resignation, taking into account the Corporate Governance Committee’s recommendation, and publicly disclose its decision regarding such resignation and the rationale behind the decision within ninety (90) days from the date of the certification of the election results. The Corporate Governance Committee in making its recommendation, and the Board of Directors in making its decision, may each consider any factors or other information that it considers appropriate and relevant and may act in their sole and absolute discretion. A Director whose resignation is being considered in accordance with this policy shall not participate in the consideration of such resignation by either the Corporate Governance Committee or the Board of Directors.
If an incumbent Director’s resignation is not accepted by the Board, such Director will continue to serve until the next Annual Meeting and until his or her successor is duly elected and qualified, or his or her earlier resignation or removal. If a Director’s resignation is accepted by the Board, then the Board, in its sole discretion, may fill the resulting vacancy or otherwise take action pursuant to the applicable provisions of the Company’s Bylaws and the Company’s Restated Certificate of Incorporation in effect at such time.
What vote is required to approve, on an advisory basis, the compensation of the Company’s Named Executive Officers?
This matter is being submitted to enable stockholders to approve, on an advisory basis, the compensation of the Company’s Named Executive Officers. In order to be approved on an advisory basis, this proposal must receive the affirmative vote of a majority of the shares present or represented at the Annual Meeting and entitled to vote and voting on the matter. Brokers are not entitled to vote on this proposal in the absence of voting instructions from the beneficial owner. Abstentions and broker non-votes are not considered to have been voted on this matter and have the practical effect of reducing the number of affirmative votes required to achieve a majority for the matter by reducing the total number of shares from which the majority is calculated. This proposal is an advisory vote and the result will not be binding on the Board or the Company.
What vote is required to ratify the appointment of PricewaterhouseCoopers LLC as Lydall’s independent auditor for the fiscal year ending December 31, 2021?
Under the Company’s Bylaws, the affirmative vote of a majority of the shares present or represented at the Annual Meeting and entitled to vote and voting on the matter will constitute the stockholders’ approval. Because this proposal is considered a discretionary item for which a broker will have discretionary voting power, if you do not give instructions with respect to this proposal, there will be no broker non-votes with respect to this proposal. Abstentions are not considered to have been voted on this matter and have the practical effect of reducing the number of affirmative votes required to achieve a majority for the matter by reducing the total number of shares from which the majority is calculated.
Who will count the votes?
Votes will be counted by one or more inspectors of election appointed by the Board.
Who pays for the solicitation of proxies?
We will pay for the entire cost of soliciting proxies. We will also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners. In addition, our Directors and employees may solicit proxies in person, by telephone, via the Internet, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies.
How can I find out the results of the voting at the Annual Meeting?
We will announce preliminary results at the Annual Meeting. We will report final results in a filing with the Securities and Exchange Commission (“SEC”) on a Current Report on Form 8-K or as part of a Quarterly Report on Form 10-Q, in either case within four business days after the Annual Meeting.
What is “householding” and how does it work?
The SEC’s “householding” rules permit us to deliver only one set of proxy materials to stockholders who share an address unless otherwise requested. This procedure reduces printing and mailing costs. If you share an address with another stockholder and have received only one set of proxy materials, you may request a separate copy of these materials at no cost to you by writing to Lydall, Inc., One Colonial Road, Manchester, Connecticut 06042, Attn: Secretary, or by calling us at (860) 646-1233. Alternatively, if you are currently receiving multiple copies of the proxy materials at the same address and wish to receive a single copy in the future, you may contact us by calling or writing to us at the telephone number or address given above.
If you are a beneficial owner (i.e., your shares are held in the name of a broker, bank or other nominee), the broker, bank or other nominee may deliver only one copy of the notices of stockholder meetings and related proxy statements to stockholders who have the same address unless the broker, bank or other nominee has received contrary instructions from one or more of the stockholders. If you wish to receive a separate copy of the notices of stockholder meetings and proxy statements, now or in the future, you may contact us at the address or telephone number above and we will promptly deliver a separate copy. Beneficial owners sharing an address, who are currently receiving multiple copies of the notice of stockholder meetings and proxy statements and wish to receive a single copy in the future, should contact their broker, bank or other nominee to request that only a single copy be delivered to all stockholders at the shared address in the future.

PROPOSAL 1 — ELECTION OF DIRECTORS

The current term of office of all of the Company’s Directors expires at the Annual Meeting and when their successors are elected and qualified.
At the Annual Meeting, stockholders will be asked to consider the election of Katherine C. Harper and Paul W. Graves, both of whom have been nominated for election as a Director of the Company for the first time. Ms. Harper and Mr. Graves were originally proposed by an independent, third party search firm that specializes in director searches and was engaged by the Corporate Governance Committee, and our Board determined to include both of them among its nominees.
The Corporate Governance Committee of the Board has nominated incumbent directors David G. Bills, James J. Cannon, Marc T. Giles, Sara A. Greenstein and Suzanne Hammett, along with Katherine C. Harper and Paul W. Graves, for election as Directors of the Company until the next annual meeting of stockholders to be held in 2022 and until their successors are elected and qualified. Kathleen Burdett, Matthew T. Farrell and S. Carl Soderstrom, Jr., all current Directors, are not standing for re-election and will not continue to serve as directors after the Annual Meeting. Ms. Burdett and Messrs. Farrell and Soderstrom have served as Directors of the Company since 2003, and the Board thanks each of them for their many years of service to the Board.
Except for Ms. Harper and Mr. Graves, both of whom are newly nominated this year, each nominee is currently serving as a Director of the Company. Each nominee, including Ms. Harper and Mr. Graves, has consented to serve if elected. If any nominee becomes unavailable to serve as a Director before the Annual Meeting, the Corporate Governance Committee may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee designated by the Corporate Governance Committee.
In connection with its consideration of Director nominations for the Annual Meeting, the Corporate Governance Committee considered the factors described in the Corporate Governance section of this Proxy Statement, under “Nomination Process.” The Corporate Governance Guidelines of the Company specify that at least a majority of the members of the Board, as well as all of the members of the Audit Review Committee, the Compensation Committee and the Corporate Governance Committee, shall be “independent” within the meaning of the applicable NYSE rules. The Corporate Governance Committee has determined that each of the nominees for election, other than Ms. Greenstein, is “independent” as defined by the NYSE rules and that each of the nominees for election, including Ms. Greenstein, are free from the influence of any particular stockholder or group of stockholders whose interests may diverge from the interests of the Company’s stockholders as a whole. There are no family relationships between any Director or executive officer of the Company. In addition, the Corporate Governance Committee has determined that each member of our Audit Review Committee is “financially literate” within the meaning of the NYSE rules and that four members of the Committee are “audit committee financial experts” as defined under rules promulgated by the SEC. The Corporate Governance Committee has also determined that each member of the Compensation Committee meets the enhanced independence rules of the NYSE.
Under the Restated Certificate of Incorporation of the Company, the Board is empowered to establish the number of Directorships between three and fifteen. The Board has currently fixed the number of Directorships at eight (8); provided, however, that the fixed the number of Directorships shall be reduced to seven (7) upon the election of directors at the Annual Meeting of Stockholders.
Unless otherwise instructed, it is the intention of the persons named in the accompanying proxy card to vote for the Director nominees designated by the Corporate Governance Committee. Proxies cannot be voted for a greater number of persons than the number of nominees named.
THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF ALL PERSONS NOMINATED BY THE CORPORATE GOVERNANCE COMMITTEE AS DIRECTORS OF THE COMPANY.
Nominees and Qualifications
The following table contains certain biographical information pertaining to each nominee for election as a Director of the Company, including their business experience and other directorships. Each nominee brings a unique background and set of skills to our Board, giving the Board as a whole competence and experience in a wide variety of areas, including executive management, manufacturing, marketing, finance, corporate governance, mergers and acquisitions, private equity and service on other public company boards of directors. Included in the table below is a discussion of each nominee’s principal experience, qualifications, attributes and skills that led the Corporate Governance Committee to conclude that he or she should serve as one of our Directors.

Name, Title, Age and Date Became a Director	Business Experience, Other Directorships and Qualifications
David G. Bills
Former Senior Vice President, and Chief Strategy Officer, DuPont
Age: 59
Director Since: 2018
Committees (since):
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Audit Review Committee (2018-2020)

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Corporate Governance Committee

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(2018)

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Compensation Committee (2020)

Since 2015, Mr. Bills has served on the Board of Directors of Modine Manufacturing Company, a publicly traded industrial manufacturing company, where he has been a member of the Audit, Corporate Governance and Technology Committees. From 2001 until he retired in 2017, he held a number of senior executive positions at E.I. du Pont de Nemours and Company (“DuPont”), a public global chemical and materials company, most recently as Senior Vice President, Corporate Strategy. Prior to joining DuPont, Mr Bills was a partner at McKinsey and Company, a management consulting firm.
The Board believes that the background of Mr. Bills as Senior Vice President, Corporate Strategy of a large global manufacturing company and his knowledge of industrial manufacturing and international business makes him a valuable member of the Board. In addition to his relevant industry knowledge, Mr. Bills has experience serving as a Director of Modine Manufacturing Company (NYSE:MOD) and as a member of its Audit, Corporate Governance and Technology Committees.

James J. Cannon
President, Chief Executive Officer and Director, FLIR Systems, Inc.
Age: 50
Director Since: 2017
Committees (since):
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Compensation Committee (2017)

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Corporate Governance Committee (2017)

Mr. Cannon has been President, Chief Executive Officer and a Director of FLIR Systems, Inc. (“FLIR”) since June 2017. FLIR is global maker of sensor systems that support security and surveillance, environmental and condition monitoring, outdoor recreation, machine vision, navigation, and advanced threat detection. Previously, Mr. Cannon was an employee of Stanley Black & Decker, Inc. (“Stanley”) from 2001 to 2017, most recently as President, Stanley Security, North America & Emerging Markets, from October 2014 to June 2017. Mr. Cannon was President of Stanley Oil & Gas from August 2012 to October 2014, President of Stanley Industrial & Automotive Repair, Europe and Latin America, from July 2011 to August 2012, and President of Stanley Industrial and Automotive Repair, North America from February 2009 to July 2011. Stanley is a global supplier of tools and storage, commercial security, and engineered fastening solutions. Mr. Cannon served in the United States Army from 1989 until 1999 as an Infantryman and Armor Officer.
The Board believes that Mr. Cannon’s leadership experience as the President of global businesses and his knowledge of industrial manufacturing and international business make him a valuable contributor to the Board. In addition to his business experience, Mr. Cannon has also served on the board of FLIR since June 2017.

Name, Title, Age and Date Became a Director	Business Experience, Other Directorships and Qualifications
Marc T. Giles
Chairman of the Board of Directors, Lydall, Inc. (since 2017); former President and Chief Executive Officer of Gerber Scientific, Inc.
Age: 65
Director Since: 2008
Committees (since):
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Corporate Governance Committee (2008)

Mr. Giles was a director at Intevac, Inc., a publicly traded company and a leader in thin film processing technologies and developer of advanced high sensitivity digital sensors, cameras, and integrated systems, from May 2014 through May 2017, where he also served as a member of the Audit Committee. He was a director of Checkpoint Systems, Inc., a global leader in merchandise availability solutions for the retail industry, from March 2013 until its sale to CCL Industries in May 2016, where he also served as Chair of the Audit Committee and as a member of the Compensation Committee. Mr. Giles served from 2001 until September 2016 as a director of Gerber Scientific, Inc. (“Gerber Scientific”), a global manufacturer that provides software, computerized manufacturing systems, supplies and services to a variety of industries worldwide, which was acquired by a private equity firm in 2011 and owned by said firm until its sale to American Industrial Products in September of 2016. He was President and Chief Executive Officer of Gerber Scientific from 2001 to 2012 and provided transitional services through his retirement in 2012. Mr. Giles previously served as Senior Vice President and President of Gerber Technology, Inc. (“Gerber Tech”), a subsidiary of Gerber Scientific. Prior to joining Gerber Tech, he served in several senior positions in management, strategy development, mergers & acquisitions and sales & marketing management with FMC Corporation (“FMC”)., a manufacturer of machinery and chemicals.
The Board believes that as the former President and Chief Executive Officer of a global manufacturing business which was public until 2011, Mr. Giles knowledge of general management and strategic planning, mergers and acquisitions, sales and marketing and business development are valuable additions to our Board. In addition to his business experience, Mr. Giles has also served as a Director of two other publicly traded companies.

Paul W. Graves President & Chief Executive Officer, Livent Corporation Age: 50 New Director being Nominated: Committees (since): • n/a
Mr. Graves is the President and Chief Executive Officer of Livent Corporation (“Livent”), a global lithium technology and manufacturing company, a role he has been in since 2018. Before joining Livent, Mr. Graves served as Executive Vice President and Chief Financial Officer of FMC from 2012 to 2018. Mr. Graves previously served as a managing director and partner in the Investment Banking Division at Goldman Sachs Group in Hong Kong and was the co-head of Natural Resources for Asia (excluding Japan). In that capacity, he was responsible for managing the Goldman Sachs’ Pan-Asian Natural Resources Investment business. Mr. Graves also served as Global Head of Chemical Investment Banking for Goldman Sachs, which he joined in 2000. Mr. Graves previously held finance and auditing roles of increasing responsibility at Ernst & Young, British Sky Broadcasting Group, ING Barings and J. Henry Schroder & Co.
The Board believes that Mr. Graves’ leadership experience as the President and Chief Executive Officer of a global business and his knowledge of industrial manufacturing and international business make him a valuable contributor to the Board. Additionally, the Board believes that his depth of experience in the areas of finance, audit, strategy and business development, along with his experiences as a member of Livent’s board of directors, will serve the Board and the Company well.

Name, Title, Age and Date Became a Director	Business Experience, Other Directorships and Qualifications
Sara A. Greenstein President and Chief Executive Officer, Lydall, Inc. Age: 46 Director Since: 2019
Ms. Greenstein is the President and Chief Executive Officer of Lydall, Inc., a position to which she was appointed in November 2019. Ms. Greenstein joined Lydall from the integrated steel producer United States Steel Corporation (“U.S. Steel”), where she served as Senior Vice President of its $4 billion global Consumer Solutions business unit since 2014. Prior to U.S. Steel, Ms. Greenstein served for 12 years at Underwriters Laboratories, Inc. (“UL”), the world’s leading global supply chain, sustainability and safety certification company. Ms. Greenstein most recently was a member of the board of directors of Briggs & Stratton Corporation (B&S), a leading manufacturer of gasoline engines for lawn and garden equipment, where she served on the company’s Finance Committee and Nominating & Governance Committee.
As the President and Chief Executive Officer of the Company, Ms. Greenstein brings an understanding of the Company’s business, including its employees, products, customers, and markets, to our Board. In addition, Ms. Greenstein provides valuable insight through her prior executive management experience of successfully leading the turnaround of a multi-billion dollar division of a global manufacturer, navigating complex regulatory requirements and environmental challenges, and driving stability and security across globally disparate supply chains. The Board believes the depth and breadth of her experience across the areas of finance, strategy, global business development, as well as having served as a director at B&S, will serve the Board and the Company well.

Suzanne Hammett
Former Executive Vice President and Chief Commercial Credit Risk Officer, Capital One, N.A.
Age: 65
Director Since: 2000
Committees (since):
•
Audit Review Committee (2003)

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Compensation Committee (2004)

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Compensation Committee, Chairperson (2019)

From 2007 until her retirement in 2017, Ms. Hammett was the Executive Vice President and Chief Commercial Credit Risk Officer for Capital One, N.A. (“Capital One”), a diversified bank that offers financial products and services to consumers, small businesses and commercial clients. Prior to joining Capital One, Ms. Hammett served as the Executive Vice President, Chief Risk Officer for the Radian Group Inc., a credit enhancement company, from 2005 to 2007. Ms. Hammett began her career with J.P. Morgan Chase & Co., where she was an Executive Vice President and held numerous senior positions, including Head of Credit Risk Policy, during her 28-year tenure. Ms. Hammett is also on the board of directors of American Express National Bank, where she serves on the company’s Audit Committee.
As the former Executive Vice President and Chief Commercial Credit Risk Officer of one of the largest banking institutions in the United States, and with her prior experience working for a number of other financial institutions and investment banks, Ms. Hammett is knowledgeable about commercial finance, accounting practices, business analysis and enterprise risk management, all of which the Board believes are important to the Company’s business.

Name, Title, Age and Date Became a Director	Business Experience, Other Directorships and Qualifications
Katherine C. Harper Chief Financial Officer, BDP International Age: 57 New Director being Nominated: Committees (since): • n/a
Ms. Harper is the Chief Financial Officer of BDP International (“BDP”), a leading privately-held global logistics and transportation solutions company, a role she has been in since 2019. Prior to joining BDP, Ms. Harper was previously the Chief Financial Officer of AgroFresh Solutions, Inc., a global produce freshness solutions company, from 2016 to 2018. She also served for 3 years as the Chief Financial Officer of Tronox Limited, a global mining and inorganic chemicals producer. Earlier in her career, Ms. Harper served in senior global business management and leadership roles with extensive experience in finance, strategy, business development, M&A, risk management and transformation in both public and private enterprises, culminating in more than 30 years in the chemicals, resources, industrials, agriculture, and logistics industries.
As a Chief Financial Officer of a global industrial and logistics business, and a former member of the executive and financial management teams of other publicly and privately held enterprises, Ms. Harper has direct business and financial experience and knowledge relevant to the Company’s business. The Board believes that her background, business experiences and knowledge offer a valuable contribution to the Board, particularly on matters relating to finance, audit, strategy, business development and risk management. Ms. Harper also has experience serving as a member of boards of director of other publicly-held companies, including Sasol Limited, a global integrated chemicals and energy company, since 2020, where she currently serves on its Audit Committee.

PROPOSAL 2 — ADVISORY VOTE ON EXECUTIVE COMPENSATION

At the 2017 Annual Meeting, the Board recommended and our stockholders approved the annual submission of stockholder advisory votes on the compensation of the Company’s Named Executive Officers (“Named Executive Officers” or “NEOs”), which is commonly referred to as “Say-on-Pay.” Accordingly, the Company submits a Say-on-Pay vote to its stockholders on an annual basis. Although the Say-on-Pay vote is non-binding, the Board and the Compensation Committee will review the voting results and take them into consideration when making future decisions regarding the Company’s executive compensation programs.
The goal of the Company’s executive pay program is to align the interests of executives and stockholders and create long-term value for the Company’s stockholders. To this end, the compensation of the NEOs and certain other members of management, generally consists of four basic components, three of which are tied to performance against financial metrics and/or the market price of the Company’s stock:
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Base salary;

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Annual cash bonuses based on the Company or business unit achieving financial goals pre-established yearly; such metrics being operating income and working capital as a % of sales, in 2020; and adjusted EBITDA and working capital as a % of sales, in 2021;

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Performance-based restricted stock awards based on either (i) the Company achieving earnings per share goals established three years in advance (the period ending at the end of 2020); (ii) the results of a 3-year relative Total Shareholder Return (rTSR) comparison of the Company to S&P 600 Industrials index (the periods ending at the end of 2021 and 2022); or (iii) the combination of the Company achieving a return on invested capital pre-established goal and results of a 3-year relative Total Shareholder Return (rTSR) comparison of the Company to S&P 600 Industrials index (for the period ending at the end of 2023);

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Nonqualified stock options in 2020, providing value only when the share price increases; and

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Time-based restricted stock awards in 2021.

For more information, please see “Compensation Discussion and Analysis: Overview — Executive Summary” and the discussion that follows.
For all of the NEOs, the annual cash bonus earned and the long term equity awards granted are tied to a mix of performance metrics that the Compensation Committee believes align to the creation of stockholder value. If a minimum threshold for a financial metric is not satisfied, no cash bonus is paid with respect to that metric, and the performance shares tied to that metric are forfeited. Similarly, stock options granted to the NEOs only have value if the share price of the Company’s stock appreciates from the date of grant.
Stockholders are urged to read the “Compensation Discussion and Analysis,” which discusses how the Company’s compensation policies and procedures implement the Company’s compensation philosophy, as well as the “2020 Summary Compensation Table” and other related compensation tables and the narrative disclosures that describe the compensation of the Company’s NEOs in fiscal year 2020. The “Compensation Discussion and Analysis” highlights in more detail how the compensation of the NEOs in fiscal year 2020 reflected our pay-for-performance philosophy and other key features of our executive compensation program that are designed to align the interests of the NEOs and stockholders. The Board and the Compensation Committee believe that the policies and procedures articulated in the “Compensation Discussion and Analysis” are effective in implementing the Company’s compensation philosophy and in achieving its goals, and that the compensation of the NEOs in fiscal year 2020 reflects and supports these compensation policies and procedures.
In accordance with Section 14A of the Securities Exchange Act (the “Exchange Act”), the Company is asking stockholders to indicate their approval of the compensation paid to the Company’s NEOs as described in this Proxy Statement. Accordingly, the Company is asking stockholders to vote “FOR” the following non-binding advisory resolution at the Annual Meeting:
“RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation discussion and analysis, the compensation tables and any related material disclosed in the 2021 Proxy Statement, is hereby approved.”

The outcome of this advisory vote does not overrule any decision by the Company or the Board (or any committees thereof), create or imply any changes to the fiduciary duties of the Company or the Board (or any committees thereof), or create or imply any additional fiduciary duties for the Company or the Board (or any committees thereof).
THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE COMPENSATION PAID TO THE COMPANY’S NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SECURITIES AND EXCHANGE COMMISSION.

PROPOSAL 3 — RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR

The Audit Review Committee is directly responsible for the appointment, compensation, retention and oversight of the independent auditor retained to audit the Company’s financial statements. The Audit Review Committee has appointed PricewaterhouseCoopers LLP (“PwC”) to serve as independent auditor to conduct an audit of the Company’s consolidated financial statements for the fiscal year ending December 31, 2021. Although PwC has audited the consolidated financial statements of the Company since 1995 (1987 for legacy firm Coopers Lybrand), the Audit Review Committee reviews and considers retaining an alternative independent auditor from time to time. Representatives of PwC are expected to be present at the Annual Meeting, will have the opportunity to make a statement at the Annual Meeting if they desire to do so, and are expected to be available to respond to appropriate questions.
In accordance with SEC rules and PwC policies, audit partners are subject to rotation requirements to limit the number of consecutive years of service an individual partner may provide audit service to the Company. For lead and concurring audit partners, the maximum number of consecutive years of service in that capacity is five years. In 2018, a new lead PwC engagement partner was designated commencing with the 2018 audit. The Audit Review Committee is directly involved in selecting the lead engagement partner of the independent auditor firm.
Appointment of the Company’s independent auditor is not required to be submitted to a vote of the stockholders of the Company for ratification. However, the Audit Review Committee has recommended that the Board submit this matter to the stockholders as a matter of good corporate practice. If the stockholders do not ratify the appointment, the Audit Review Committee will reconsider whether to retain PwC and may retain that firm, or another, without resubmitting the matter to the Company’s stockholders. Even if the appointment is ratified, the Audit Review Committee may, in its discretion, direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and the stockholders.
THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT AUDITOR FOR FISCAL YEAR 2021.
Principal Fees and Services
The following table presents fees for professional audit services for the audit of the Company’s annual consolidated financial statements for fiscal years ended December 31, 2020 and December 31, 2019, and fees for other services rendered by PwC during those periods:
Fee Category	Fiscal 2020	% of Total	Fiscal 2019	% of Total
Audit fees	$2,086,400	100%	$2,110,000	100%
Audit-related fees	0	0%	0	0%
Tax fees	0	0%	0	0%
All other fees	0	0%	0	0%
Total Fees	$2,086,400	100%	$2,110,000	100%
The slight decrease in the 2020 audit fees compared to 2019 relates primarily to lower fees for domestic and foreign statutory audits, partially offset by higher fees for the interim goodwill and long-lived asset impairment assessment completed during the first quarter of 2020.
Audit fees are related to services rendered in connection with the annual audit of the Company’s consolidated financial statements, including Sarbanes-Oxley Section 404 controls testing, the quarterly reviews of the consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q and international statutory audits. The majority of the work was performed by full-time, permanent employees of PwC.
The Audit Review Committee is responsible for fee negotiations with the independent auditor. All of the services described above were approved by the Audit Review Committee pursuant to policies and procedures that were established to comply with the SEC rules that require audit committee pre-approval of audit and non-audit services. On an ongoing basis, management communicates specific projects and categories of services for which advance approval of the Audit Review Committee is required. The Audit Review Committee reviews these requests and advises management and the independent auditor if the Audit Review Committee pre-approves the engagement of the independent auditor for such projects and services. On a periodic basis, the independent auditor reports to the Audit Review Committee the actual spending for such projects and services as compared with the approved amounts. The Audit Review Committee may delegate the ability to pre-approve audit and permitted non-audit services to a sub-committee or the Chair of the Audit Review Committee, provided that any such pre-approvals are reported at the next Audit Review Committee meeting.
The Audit Review Committee has considered whether the services provided by PwC, other than audit services, are compatible with maintaining that firm’s independence and has concluded that PwC is independent.

CORPORATE GOVERNANCE

General
Pursuant to the Delaware General Corporation Law and the Company’s Bylaws, the Company’s business, property and affairs are managed by or under the direction of the Board. Members of the Board oversee the Company’s business through, among other things, discussions with the Chief Executive Officer and other officers, by requesting and reviewing materials relating to the Company’s business, and by participating in meetings of the Board and its committees.
The Company is committed to good corporate governance practices and has adopted Corporate Governance Guidelines to provide a framework for the effective governance of the Company. The Corporate Governance Committee periodically reviews the Corporate Governance Guidelines and recommends changes, as appropriate, to the Board for approval.
The Board has three standing committees to assist the Board in executing its responsibilities: the Audit Review Committee, the Compensation Committee and the Corporate Governance Committee. In accordance with NYSE rules, each Committee is comprised solely of non-employee, independent Directors, within the meaning of the applicable NYSE rules. The Board has adopted a charter for each of the three standing committees, and the Company has a Code of Ethics and Business Conduct (the “Code”) applicable to all Directors, officers and employees. Links to the Corporate Governance Guidelines, each Committee’s charters and the Code can be found on Lydall’s website at www.lydall.com. All materials available at www.lydall.com are also available to stockholders in print without charge, upon written request to Lydall, Inc., One Colonial Road, Manchester, CT 06042, Attention: Secretary.
Committees
The table below shows current membership and indicates the chairperson (*) for each of the standing Board committees.
Audit Review	Compensation	Corporate Governance
Kathleen Burdett* Matthew T. Farrell Suzanne Hammett S. Carl Soderstrom, Jr.	David G. Bills Kathleen Burdett James J. Cannon Matthew T. Farrell Suzanne Hammett*	David G. Bills James J. Cannon Marc T. Giles S. Carl Soderstrom, Jr.*
The Audit Review Committee assists the Board in fulfilling its responsibility to oversee the integrity of the Company’s financial reporting process. The duties and responsibilities of the Audit Review Committee include: overseeing the performance of the Company’s systems of internal accounting and financial controls; overseeing the Company’s internal audit function; reviewing and determining the outside auditor’s qualifications and independence; reviewing the Company’s process for monitoring compliance with applicable legal, regulatory and ethics programs; overseeing the procedures for employee complaints and concerns regarding questionable accounting or auditing matters; overseeing the annual independent audit of the Company’s financial statements; and preparing the Audit Review Committee Report required by the SEC to be included in the Company’s proxy statement.
The Audit Review Committee meets periodically with management to consider the adequacy of the Company’s internal controls and its financial reporting process, and reviews pending or threatened legal proceedings involving the Company and other material contingent liabilities. It also discusses these matters with the Company’s internal auditors, independent auditor, and appropriate Company financial and legal personnel. The Audit Review Committee reviews and approves the Company’s financial statements and discusses them with management and the independent auditors before those financial statements are publicly released or filed with the SEC.
The Audit Review Committee meets regularly in private session with the independent auditor, has the sole authority to retain and dismiss the independent auditor, pre-approves audit and non-audit services, and periodically reviews the independent auditor’s performance and independence from management. The independent auditor has unrestricted access to, and reports directly to, the Audit Review Committee.

The Audit Review Committee also reviews and approves the Company’s decision to enter into all swaps transactions, has adopted and reviews annually the policy relating to the Company’s use of the non-financial end-user exception (“Swaps Policy”) and reports to the Board annually on the Company’s compliance with the Swaps Policy.
Audit Committee Financial Expert — The Board has determined that each member of the Audit Review Committee is “financially literate” within the meaning of the NYSE rules and that four of the members of the Committee are “audit committee financial experts” as that term is defined under Item 407(d)(5)(ii) of Regulation S-K.
The Compensation Committee has responsibility for the Company’s compensation of management, incentive plans and programs. The duties and responsibilities of the Compensation Committee include: making recommendations to the Board regarding the Company’s incentive and equity-based compensation plans and non-CEO compensation policy; reviewing and approving the Company’s goals and objectives relevant to compensation (such as the goal of attracting and retaining highly qualified individuals and motivating individual performance leading to increased stockholder value); determining and approving the Chief Executive Officer’s annual compensation, including incentive awards; reviewing the Company’s Compensation Discussion and Analysis (“CD&A”) with management and, based upon such review, considering whether it will recommend to the Board that the CD&A be included in the Company’s proxy statement; preparing the Compensation Committee Report for inclusion in the annual proxy statement; approving all grants of stock awards pursuant to the Company’s stock incentive compensation plans; approving all employment agreements and compensation arrangements for the CEO, the Named Executive Officers and other direct reports of the CEO; reviewing whether risks associated with the Company’s compensation policies and practices are reasonably likely to have a material adverse effect on the Company; overseeing matters related to human capital; reviewing the form and amount of compensation for non-management Directors and recommending changes to the Board; and retaining or obtaining advice from compensation advisors after taking into consideration certain independence factors related to said compensation advisors.
The Corporate Governance Committee has responsibility for developing Board membership and overseeing corporate governance of the Company. The Corporate Governance Committee is responsible for: identifying individuals who are qualified to become Board members consistent with criteria approved by the Board; selecting and recommending to the Board the Director nominees for the next Annual Meeting; making recommendations to the Board as to the membership and chairperson of each standing committee; developing and recommending to the Board a set of corporate governance guidelines applicable to the Company designed to provide for effective and efficient governance of the Company; overseeing the evaluation of the Board; providing guidance on matters relating to corporate governance; and oversight of social and environmental matters.
Other duties and responsibilities of the Corporate Governance Committee include: assessing whether an incumbent director nominee who does not receive more votes “for” than “against” his or her election in an uncontested election should continue to serve as a director; reviewing annually the relationships between directors, the Company and members of management and recommending to the Board whether each director qualifies as “independent”; periodically reviewing the Board’s leadership structure to assess whether it is appropriate given the specific characteristics or circumstances of the Company; overseeing the development of a succession plan for the Chief Executive Officer; evaluating the Chief Executive Officer’s performance annually and overseeing the evaluation of the Company’s executive officers; and reviewing and approving all director and officer indemnification and insurance arrangements.
Nomination Process
The Corporate Governance Committee is responsible for identifying individuals who are qualified to be Directors, consistent with criteria approved by the Board, and selecting and recommending to the Board the Director nominees for each Annual Meeting. The Corporate Governance Committee evaluates the skills and expertise needed by the Board and the skills and expertise that are possessed by current Board members. The Corporate Governance Committee seeks persons of the highest ethical standards and proven integrity, and with demonstrated ability and sound judgment, to serve as members of the Board.
When considering candidates for Director, the Corporate Governance Committee takes into account a number of factors, including the following criteria approved by the Board: (i) whether the candidate is independent under the NYSE rules, the rules and regulations under the Exchange Act and the independence standards adopted by the Board; (ii) whether the candidate has skills and expertise needed by the Board; (iii) whether the candidate has demonstrated ability, sound judgment and good decision-making skills; (iv) whether the candidate has prior experience as a corporate

Director; (v) whether the candidate has prior public company experience; (vi) whether the candidate has prior experience in global manufacturing companies; and (vii) the extent to which the candidate has other time commitments and obligations that might interfere with his or her duties and responsibilities as a Director. All members of the Audit Review Committee must meet the additional standards for independence applicable to members of an audit committee under Section 10A(m) of the Exchange Act and the NYSE rules and must satisfy the financial literacy requirements of the NYSE rules. At least one member of the Audit Review Committee must be an “audit committee financial expert,” as defined under rules promulgated by the SEC. All members of the Compensation Committee must meet the additional standards for independence applicable to members of a compensation committee under the NYSE rules.
Not all Directors need to fulfill all criteria; rather, the Corporate Governance Committee seeks candidates whose skills balance or complement the skills of other Board members.
The Board regularly evaluates the conditions under which other time commitments and obligations of director nominees might interfere with his or her duties and responsibilities as a Director. In 2019, the Board revised the Corporate Governance Guidelines to provide that no Director may sit on more than three (previously four) boards of publicly traded companies in addition to the board of the company by which he or she is employed.
The Corporate Governance Committee has not adopted a written policy with regard to the consideration of diversity when evaluating candidates for Director, but does require a diverse slate candidates when engaging a firm to conduct a search. Further, in practice, the Corporate Governance Committee considers diversity of viewpoint, professional experience, education and skill in assessing candidates for the Board to ensure breadth of experience, knowledge and abilities within the Board. The Corporate Governance Committee does not assign specific weights to particular criteria that the Corporate Governance Committee reviews and no particular criterion is a prerequisite for the consideration of any prospective nominee.
When seeking candidates for Director, the Corporate Governance Committee may solicit suggestions from incumbent Directors, management or others. From time to time, the Corporate Governance Committee may also employ a search firm to identify appropriate candidates and perform screening interviews and reference checks for candidates who are then interviewed by the Corporate Governance Committee and presented to the Board, if appropriate. In fiscal year 2020, the Corporate Governance Committee employed a leading national search firm to assist it in identifying qualified candidates to serve as independent members of the Board, and the Board has nominated Katherine C. Harper and Paul W. Graves, both of whom were identified through such engagement, as nominees to stand for election at the Annual Meeting.
Unless otherwise requested by the Corporate Governance Committee, a Director shall offer not to stand for re-election at any annual meeting that follows his or her seventieth birthday. In addition, a Director shall tender his or her resignation following any change in the Director’s employment status or principal position, or any other significant change in his or her personal circumstances. The Board may ask the Director not to resign, or may defer acceptance of the resignation.
Nominations by Stockholders
The Corporate Governance Committee will consider in accordance with the criteria described above written proposals from stockholders for nominees for Director, provided such proposals meet the requirements set forth in the Company’s Bylaws. For a description of the procedures a stockholder must follow to nominate a person for election to the Board, please see “Stockholder Proposals and Director Nominations” below.
Leadership Structure
The Board, upon the recommendation of the Corporate Governance Committee, has determined that the roles of the Chair of the Board and the Chief Executive Officer should remain separated. Accordingly, the Board has appointed Marc T. Giles, an independent director within the meaning of NYSE rules, as the Chair of the Board. The Company has had a non-management, independent Chair since 1998. The Board and the Corporate Governance Committee believe this leadership structure continues to be appropriate for the Company at the present time because the bifurcated leadership structure:
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enhances the independent oversight of the Company and the Board’s leadership role in fulfilling its oversight responsibilities;

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frees the Chief Executive Officer to focus on Company operations instead of Board administration;

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provides the Chief Executive Officer with an experienced sounding board;

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enhances the independent and objective assessment of risk by the Board; and

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provides an independent spokesperson for the Company.

Independence Determination
The Board has concluded that David G. Bills, Kathleen Burdett (who is not standing for reelection), James J. Cannon, Matthew T. Farrell (who is not standing for reelection), Marc T. Giles, Suzanne Hammett, and S. Carl Soderstrom, Jr. (who is not standing for reelection), all of whom are the current non-employee Directors, are “independent” for purposes of the applicable NYSE rules, that the members of the Audit Review Committee are also “independent” for purposes of Section 10A(m)(3) of the Exchange Act and that the members of the Compensation Committee are also “independent” under the enhanced independence rules of the NYSE for compensation committee members. Additionally, each of Katherine C. Harper and Paul W. Graves, both of whom are being nominated for election as a Director of the Company for the first time, are “independent.” The Board based its independence determinations in part on a review of the responses of the Directors (and new director nominees) to questions regarding employment and compensation history, affiliations, family and other relationships (which responses indicated that no relationships or transactions exist), together with an examination of those companies with whom the Company transacts business. Although the Board maintains categorical standards to assist in determining whether non-employee Directors are independent, given the absence of any relationships or transactions between non-employee Directors and the Company, the categorical standards were not used in connection with the Board’s determinations. The categorical standards are set forth in the Company’s Corporate Governance Guidelines (available on www.lydall.com).
Compensation Committee Interlocks and Insider Participation
During fiscal year 2020, the Compensation Committee consisted of David G. Bills, Kathleen Burdett, James J. Cannon, Matthew T. Farrell, and Suzanne Hammett. As discussed above, all members of the Compensation Committee are independent Directors under the enhanced independence rules of the NYSE for compensation committee members. No executive officer of the Company has served as a director or a member of a compensation committee of another company where any director or member of the Compensation Committee of the Company is an executive officer.
Risk Oversight
The Board oversees the Company’s risk management processes directly and through its committees. Management has adopted an ongoing risk management process that it uses to identify and assess Company risks. Periodically, management advises the Board and the appropriate Board committee(s) of the following:
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risks identified;

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management’s assessment of those risks at the business unit and corporate levels;

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its plans for the management of those identified risks or the mitigation of their effects; and

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the results of the implementation of those plans.

The Board fulfills its oversight role by discussing with management the policies and practices utilized by management in assessing and managing risks and providing input on those policies and practices, through:
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Board oversight of the business and strategic risks of the Company;

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Audit Review Committee oversight of financial reporting, as well as significant operational, compliance, environmental, social, strategic and cybersecurity risks, and the steps management has taken to monitor and manage such exposures to be within the Company’s risk tolerance; and

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Compensation Committee oversight of risks associated with the Company’s compensation policies and practices, including variable cash compensation, equity compensation and change in control arrangements.

In addition, the Board may request regular reports directly from personnel of the Company responsible for oversight of particular risks within the Company. This process enables the Board and its committees to coordinate and supervise risk oversight, particularly with respect to risks that are overseen by different committees of the Board and different personnel within the Company.
The Company provides detailed risk factors impacting its business in its Annual Reports on Form 10-K and its Quarterly Reports on Form 10-Q filed with the SEC.
Related Party Transactions
The Board is committed to upholding the highest legal and ethical conduct in fulfilling its responsibilities and recognizes that related party transactions can present a heightened risk of potential or actual conflicts of interest. Accordingly, as a general matter, the Company prefers to avoid related party transactions.
The Company follows a written policy for the review and prior approval by the Corporate Controller’s Department of all related party transactions. The policy includes a detailed process which requires a thorough review and documentation of any potential related party transactions before consummation. In addition, annually, the General Counsel obtains responses of the Directors and executive officers to questions as to whether a family member of a Director or executive officer is employed by the Company and whether a Director or executive officer has any other relationship with the Company. The Company compiles a list of those companies reported (if any) and compares it against the record of companies with whom the Company transacts business, noting the dollar amount of transactions with such companies, if any. The Company then provides a report to the members of the Audit Review Committee, which reviews the information.
The Company did not engage in any related party transactions requiring disclosure during fiscal year 2020 and none are currently proposed.
Board Attendance
During fiscal year 2020, the Board held ten meetings; the Audit Review Committee held six meetings; the Compensation Committee held six meetings; and the Corporate Governance Committee held eight meetings. Each of the Directors attended at least 75% of the aggregate number of meetings of the Board and of each of the Board committees of which he or she was a member during fiscal year 2020. The Board’s practice is to meet in executive session without members of management present at every regularly scheduled Board and Committee meeting and at special meetings as circumstances warrant. These sessions are presided over by the Chair of the Board or committee chairperson, as applicable.
A Board meeting is scheduled in conjunction with the Company’s Annual Meeting, and in accordance with the Corporate Governance Guidelines, all of the Director nominees are expected to attend the Annual Meeting. All Directors who were then serving attended last year’s Annual Meeting, except William D. Gurley who was not standing for re-election.
Communications With Directors
Stockholders of Lydall and other parties may contact the Chair of the Board by email at: chairman@lydall.com and, if interested in communicating with the Board or any Director, may write to them at the following address:
Lydall, Inc.
One Colonial Road
Manchester, CT 06042
Attn: Secretary
Communications are distributed to the Board, or to any individual Director, as appropriate, depending on the facts and circumstances outlined in the communication. In that regard, the Board has requested that certain items that are unrelated to the duties and responsibilities of the Board should be excluded, such as product inquiries and complaints, new product suggestions, resumes and other forms of job inquiries, surveys, and business solicitations or advertisements. In addition, material that is unduly hostile, threatening, illegal or similarly unsuitable will be excluded, with the provision that any communication that is filtered out must be made available to any non-management Director upon request.

Additional Disclosures
In accordance with NYSE rules, in the event that any member of the Audit Review Committee simultaneously serves on the audit committees of more than three public companies (including the Company), the Board will assess whether such simultaneous service impairs the ability of such member to effectively serve as a member of the Audit Review Committee, and the Company will disclose such assessment either on or through the Company’s website or in its annual proxy statement or Annual Report on Form 10-K filed with the SEC. No member of the Company’s Audit Review Committee currently serves on the audit committees of more than three public companies.
In addition, the Company will disclose, either on or through the Company’s website or in its annual proxy statement or Annual Report on Form 10-K filed with the SEC, any contributions by the Company to a tax exempt organization in which any non-management or independent Director serves as an executive officer if, within the preceding three years, contributions in any single fiscal year exceeded the greater of  $1 million or 2% of such tax exempt organization’s consolidated gross revenues. No such contributions have been made by the Company to any such tax exempt organization.

REPORT OF THE AUDIT REVIEW COMMITTEE

The Audit Review Committee (the “Committee”) operates under a written charter adopted and approved by the Board (the “Charter”). The Charter, which defines the functions and responsibilities of the Committee, is reviewed annually. A link to the Committee’s Charter can be found on www.lydall.com. The Committee has determined that its Charter and practices are consistent with the listing standards of the NYSE and the provisions of the Sarbanes-Oxley Act of 2002.
During 2020, all Directors who served on the Committee were “independent” for purposes of the NYSE rules and Section 10A(m)(3) of the Exchange Act. The Board has determined that none of the Committee members has a relationship with the Company that may interfere with his or her independence from the Company and its management, and that four members of the Committee are “audit committee financial experts” as defined by the SEC.
Periodically, the Committee meets with management to consider the adequacy of the Company’s internal controls and the objectivity and appropriateness of its financial reporting. The Committee also discusses these matters with PwC, the Company’s independent auditors, appropriate Company financial personnel, and internal auditors, both separately and jointly. Independent and internal auditors of the Company have unrestricted access to the Committee.
Management has primary responsibility for the Company’s financial statements and the overall reporting process, including the Company’s system of internal controls. The independent auditors audit the annual financial statements prepared by management, express an opinion as to whether those financial statements fairly present the financial position, results of operations and cash flows of the Company in conformity with generally accepted accounting principles in the United States (“U.S. GAAP”), and discuss with the Committee the Company’s significant accounting policies, accounting estimates and management judgments reflected in the financial statements, audit adjustments arising from the audit, any matters required by SEC rules and other matters in accordance with Auditing Standard No. 1301 (Communications with Audit Committees) as adopted by the Public Company Accounting Oversight Board (“PCAOB”).
The Committee reviewed the Company’s audited financial statements for the fiscal year ended December 31, 2020, and met with both management and PwC to discuss those financial statements. Management has represented to the Committee that the financial statements were prepared in accordance with U.S. GAAP. PwC has reported to the Committee that such financial statements present fairly, in all material respects, the financial position, results of operations, and cash flows of the Company in accordance with U.S. GAAP.
At each regularly scheduled Committee meeting during 2020, the Committee monitored and discussed with management and PwC the status of the Company’s compliance with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002. The Committee also reviewed and discussed with PwC and management their reports and attestations on internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002.
The Committee annually reviews PwC’s independence and performance in connection with the determination to retain PwC. PwC has provided to the Committee the written disclosures and the letter required by PCAOB’s Ethics and Independence Rule 3526 (Communication with Audit Committees Concerning Independence), and the Committee discussed and confirmed with PwC their independence. As a result of their evaluation, the Committee has concluded that PwC has the ability to provide the necessary expertise to audit the Company’s businesses on a global basis, and the Committee approved the appointment of PwC as Lydall’s independent registered public accounting firm for 2021.
Based on the foregoing, the Committee has recommended to the Board, and the Board approved, that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.
Kathleen Burdett, Chair
Matthew T. Farrell
Suzanne Hammett
S. Carl Soderstrom, Jr.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis section discusses the compensation policies and programs for our Chief Executive Officer, Chief Financial Officer and our three next most highly paid executive officers during fiscal year 2020, as determined under the rules of the SEC. We refer to this group as our “Named Executive Officers” or “NEOs,” who were, as of December 31, 2020:
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Sara A. Greenstein, President and Chief Executive Officer (who joined the Company in November 2019);

•
Randall B. Gonzales, Executive Vice President, Chief Financial Officer & Treasurer (who joined the Company in March 2018);

•
Chad A. McDaniel, Executive Vice President, General Counsel and Chief Administrative Officer (who joined the Company in May 2013);

•
Ashish P. Diwanji, President, Lydall Performance Materials business unit (a role into which he was appointed in June 2020, but joined the Company in April 2020 in the role of Senior Vice President, Innovation and Chief Technology Officer);

•
David D. Glenn, President, Lydall Thermal Acoustical Solutions business unit (a role into which he was appointed in December 2020, but joined the Company in November 2010); and

•
Joseph A. Abbruzzi, former President, Lydall Thermal Acoustical Solutions business unit (whose employment ended in September 2020).

Overview — Executive Summary
The goal of the Company’s executive pay program is to align the interests of executives and stockholders and create long-term value for the Company’s stockholders. To this end, the 2020 compensation of the NEOs primarily consisted of four basic components, three of which were tied to performance against financial metrics and/or the market price of the Company’s stock:
•
Base salary based on competitive benchmarking, individual performance and individual responsibilities;

•
Annual cash bonuses based on the Company’s performance against financial goals pre-established yearly, such metrics being operating income and working capital as a % of sales;

•
Performance-based restricted stock awards (“PSAs”) based on the Company achieving specified levels of 3-year rTSR during a three-year performance period; and

•
Stock options vesting over four-years and providing future value only when the share price increases.

Our executive compensation structure is designed to achieve the Company’s short-term and long-term financial and operational objectives and to align the interests of stockholders and executives. In that respect, the actual 2020 compensation of the NEOs reflects the philosophy of making a substantial portion of each executive’s compensation variable depending on the Company’s performance.

The following chart illustrates this philosophy by looking at the compensation of Ms. Greenstein for 2020.
The CEO compensation pay mix is calculated based on the following compensation components for Ms. Greenstein: (1) 2020 base salary of  $750,000; (2) 2020 Cash Bonus target under the Company’s AIP program at a target of 100% of Base Salary (or $750,000); and (3) 2020 long-term equity incentive with a target value of  $1,700,000, said grants made on November 20, 2019 and split between stock options (value at time of grant being $750,000) and performance-based restricted stock award (value at time of grant being $950,000). Note that the chart above excludes the one-time award of time-based restricted stock of  $1,050,000 made on November 20, 2019 as part of a one-time inducement award for Ms. Greenstein, upon her hire.
Key Compensation Decisions
The following highlights the key decisions made by the Compensation Committee related to 2020 compensation for the NEOs:
•
Increased the base salaries of NEOs, where appropriate, as detailed below under the “Base Salary” section;

•
Awarded cash payouts under the Company’s annual incentive performance program (the “AIP Program”) based on the Company’s and the applicable business units’ consolidated performance metrics for 2020, as follows:

•
at 100% of target to the current NEOs employed at corporate headquarters (Ms. Greenstein and Messrs. Gonzales and McDaniel) and at the Lydall Thermal Acoustical Solutions business unit (Mr. Glenn); and

•
at 165% of target to the current NEO employed at the Lydall Performance Material business unit, which is prorated for the period of time at which he was at that business unit plus an additional $50,000 in recognition of his promotion, as well as his significant contributions, leadership and performance in 2020 that has positioned the Company well for 2021 and beyond (Mr. Diwanji).

•
Granted long-term incentive opportunities through PSAs (50%) and stock options (50%); and

•
Throughout the year, the Committee continued to evaluate the impact the COVID-19 pandemic was having on the financial performance of the Company; and, except for an adjustment related to the Performance Material goodwill impairment charge in the first quarter of 2020, no other adjustments specific to the pandemic were made to any financial performance target metric or to the actual financial results that would impact the compensation of the NEOs.

The performance-based restricted stock awards (three-year) granted on December 8, 2017 with vesting tied to achievement of the required year-end 2020 threshold level of earnings per share from continuing operations did not vest since earnings per share, after approved adjustments, were ($3.36), compared to a threshold payout of  $3.20.

At the request of the Compensation Committee, management conducted its annual assessment of the risk profile of the Company’s compensation programs in February 2021. As a result of this review, the Compensation Committee believes that the Company’s compensation policies do not encourage excessive and unnecessary risk-taking, and that the level of risk that these policies and practices do encourage is not reasonably likely to have a material adverse effect on the Company.
Compensation Objectives
Create Incentives that Motivate Performance
The key elements of executive compensation that depend on the Company’s financial and operating performance include:
•
annual cash incentive award payouts that are tied to achievement of financial performance targets, with opportunities for more compensation should actual results exceed targets; and

•
long-term incentive awards that are made in the form of  (i) performance-based stock awards, which are contingent upon the Company achieving specific financial targets; and (ii) stock options, which only have value if the stock price increases after the date of grant.

Align Management and Stockholder Interests
The Compensation Committee provides compensation and adopts policies designed to align the interests of executives with those of the stockholders. These include:
•
granting executives compensation opportunities in the form of equity awards, so that the actual compensatory value of an award is directly connected to the Company’s stock price;

•
making cash and equity awards contingent upon the Company achieving financial measures that correlate with long-term stockholder value such as income from operations, working capital and total shareholder returns compared to peers;

•
share retention guidelines that require executives to acquire and hold an amount of stock equal to a multiple of their annual base salaries;

•
provisions relating to the clawback or recoupment of compensation in equity-based compensation programs and in cash bonus plans; and

•
policies prohibiting the hedging and pledging of the Company’s stock.

Attract, Motivate and Retain Executives
The Committee strives to attract, motivate and retain executive officers by:
•
offering competitive base salaries;

•
tying annual cash bonuses to short-term performance goals;

•
linking PSAs to long-term performance goals relative to market and continued employment; and

•
granting stock options that require stock price appreciation to provide value and continued employment to vest.

Implementing Compensation Objectives
Overseeing Executive Compensation Programs
The Compensation Committee has been appointed by the Board to oversee matters relating to executive compensation. Reporting to the Board, the Committee has overall responsibility for the Company’s compensation and incentive plans and programs. The Committee may form, and delegate authority to, subcommittees when appropriate. If the Committee delegates any function to one or more members of the Committee for any purpose, those members shall report any action taken to the full Committee at its next meeting. For a more detailed description of the

Committee’s responsibilities and its composition, please see the discussion under the heading “Corporate Governance — Committees” in this Proxy Statement.
Determining Compensation
The Compensation Committee determines and approves the Chief Executive Officer’s compensation and approves the compensation for each of the other NEOs based upon the recommendations of the Chief Executive Officer. From time-to-time, the Committee engages independent compensation consultants to provide market and competitive information to assist it in understanding the competitive landscape for all of the NEOs and in developing compensation programs for them.
In determining compensation for the NEOs for fiscal year 2020, including the grant of stock options and PSAs in February 2020, the Committee considered the following:
•
competitive pay practices (as informed by the Company’s experiences in recruiting new executive officers, and the Meridian analysis described below);

•
the executive’s individual performance, responsibilities, and experiences (as informed by the Board’s independent evaluations and by the input received from the CEO with respect to each of the other executive officers);

•
the Company’s performance and financial condition;

•
the results of the Say-on-Pay vote held at the annual meeting of stockholders; and

•
external market and economic conditions; however, no adjustments specific to the COVID-19 pandemic were made to any financial performance target metric or to the actual financial results that would impact the compensation of the NEOs.

In addition, the Committee reviews compensation data (which summarize current and historical compensation of each NEO) and an accumulated wealth analysis (which summarizes the long-term equity-based compensation accumulated by each NEO over the past five years). The Committee also evaluates each individual’s total compensation compared with other executives within the organization.
The Committee does not assign specific weights to any of these factors described above and, ultimately, the Committee’s compensation decisions are subjectively reached based on the Committee’s business judgment.
Periodically throughout the year, the Committee discusses the philosophy for overall compensation, reviews and discusses adequacy and appropriateness of the structure of compensation, considers whether to modify compensation and the relative mix of compensation elements and, on occasion, makes changes to compensation that it deems appropriate.
Role of Management
The Chief Executive Officer assists the Committee with respect to the compensation packages for the other NEOs. This assistance includes making recommendations regarding salary and incentive compensation levels based on management’s review of performance, achievement of goals and objectives, and competitive market information. Executive officers do not play a role in their own compensation determinations or that of others (except that the Chief Executive Officer is directly involved, with the support of senior leaders in the Human Resources Department, in the compensation determinations of other executive officers), except to discuss their own respective individual performance with the Chief Executive Officer. The final approval of compensation for the executive officers is performed in private session, with no executive officer (including the CEO) attending. No executive officer is involved in determining Director compensation.
Role of Consultants
The Committee considers information and advice obtained from compensation consultants in determining the compensation packages for the NEOs and all directors who are not employees of Lydall (the “Non-Employee Directors”). The Committee directly retained Semler Brossy Consulting Group LLC (“Semler Brossy”) in 2020, and Meridian Compensation Partners LLC (“Meridian”) in 2019 and years prior. The Committee has determined that no conflicts of interest exist between the Company, on the one hand, and Semler Brossy and Meridian, on the other hand, based on SEC Rule 10C-1(b)(4) and the corresponding NYSE independence factors regarding compensation advisor independence.
Starting in November 2020, the Committee commissioned and received an Executive Compensation Analysis report from Semler Brossy (the “2020 Analysis”). Among other factors, inputs from the 2020 Analysis were considered for setting NEO compensation for 2021. For the 2020 Analysis, Semler Brossy used data from proxy filings published by a group of 25 peer companies deemed comparable to Lydall from a competitive compensation standpoint, the 2020 Aon Hewitt TCM survey (“Aon Hewitt”) and the 2020 Willis Towers Watson General Industry Executive Compensation survey (“Willis Towers Watson”). The Aon Hewitt data used for the 2020 analysis was based on companies with revenue between $500 million and $2.5 billion. The Willis Towers Watson data was based on companies with revenue between $500 million and $3.0 billion for Corporate positions, and was regressed to reflect business units of Lydall’s size at the time for Business Unit positions.
The peer company group used by Semler Brossy in the 2020 Analysis consists of the following diversified group of industrial companies, which provided a broad view of compensation practices in the market.
Albany International	CIRCOR International	ESCO Technologies
Altra Industrial Motion	Columbus McKinnon	Franklin Electric
Badger Meter	Enerpac	Glatfelter
Barnes Group	EnPro Industries	Helios Technologies
Kadant	RBC Bearings	SPX FLOW
L.B. Foster	Rogers	Standex International
Modine Manufacturing	Schweitzer-Mauduit	Thermon Group
Neenah	SPX Corporation	Watts Water Technologies
NN, Inc.
In September 2018, the Committee commissioned and received an Executive Compensation Analysis report from Meridian (the “2018 Analysis”). Among other factors, the 2018 Analysis was considered for setting NEO compensation for 2019 and 2020. For the 2018 Analysis, Meridian used data from Aon Hewitt TCM survey and the Willis Towers Watson CDB General Industry Executive Compensation Survey (“Willis Towers Watson”) from the respective years. The Aon Hewitt data used for 2016 Analysis was based on companies with revenue between $200 million and $1.5 billion. The Aon Hewitt data used for 2018 analysis was based on companies with revenue between $500 million and $2.0 billion for Corporate positions and comparable revenue sizes for the Business Unit positions. The Willis Towers Watson data was regressed to reflect companies and business units of Lydall’s size at the time.
The 2020 Analysis and the 2018 Analysis described above were used by the Committee to supplement its general understanding of current compensation practices. The Committee uses its informed judgment in determining allocation between long-term and annual compensation, between cash and non-cash compensation, among different forms of non-cash compensation, or among different forms of long-term awards.
Elements of Compensation
As noted above, the 2020 compensation for the NEOs consisted of base salary, eligibility for an annual cash performance bonus under the AIP Program, long-term equity incentive awards and other compensation, including benefits and perquisites. Each element of compensation is explained below.
Base Salary
Adjustments were made to increase the base salaries of the NEOs for 2020 ranging from, initially 0.0% to 11.1%, with an in-year promotion-related aggregate annual adjustment of 30.8%, as shown in more detail in the table below. In making these adjustments, the Committee took into consideration the factors described above under “Determining Compensation.”
Except as otherwise noted, all adjustments to NEO base salaries were approved by the Committee at a regularly scheduled meeting of the Committee held on February 14, 2020 and were effective as of March 31, 2020.

The base salaries of the NEOs and the percentage increases for 2020 were as follows:
Name	Base Salary for 2019	Percentage Increase	Base Salary for 2020
Sara A. Greenstein(1)	$750,000	0.0%	$750,000
Randall B. Gonzales	$405,000	11.1%	$450,000
Chad A. McDaniel	$440,000	0.0%	$440,000
Ashish P. Diwanji(2)	N/A	N/A	$330,000
David G. Glenn(3)	$237,000	30.8%	$310,000
Joseph A. Abbruzzi(4)	$390,000	0.0%	$390,000

(1)
Ms. Greenstein’s annual base salary was effective as of November 18, 2019.

(2)
Mr. Diwanji’s annual base salary was effective as of April 24, 2020, his start date.

(3)
Mr. Glenn’s annual 2020 base salary was increased by 9.7%, as part of his annual increase, and subsequently by an additional 19.2% effective as of September 30, 2020, as part of his interim and then final promotion.

(4)
Mr. Abbruzzi’s employment terminated on September 29, 2020.

Annual Incentive Performance Program (“AIP Program”)
The Company’s AIP Program, determination of eligibility and amount of the cash performance bonus payable to each of the NEOs is described below:

The Target Bonus Percentage, Target Bonus Amount, Combined AIP Bonus Payout Factor and Final AIP Payout amount for each of the NEOs for 2020 are shown in the following table:
AIP Table 1
Name	Target Bonus Percentage	Target Bonus Amount	Combined AIP Bonus Payout Factor	Final AIP Payout
Sara A. Greenstein	100%	$750,000	1.0	$750,000
Randall B. Gonzales	60%	$263,769	1.0	$263,769
Chad A. McDaniel	55%	$242,000	1.0	$242,000
Ashish P. Diwanji	40%	$88,846	1.65	$146,403
David D. Glenn	40%	$108,615	1.0	$108,615
Joseph A. Abbruzzi(1)	50%	$151,500	0.0	$0

(1)
Mr. Abbruzzi’s employment terminated on September 29, 2020.

The Performance Metrics selected by the Committee for 2020 and as defined in the AIP Program are:
AIP Table 2
Performance Metric	Metric Definition
Operating Income	Operating income from continuing operations of the Company for the performance period, as set forth in the audited financial statements of the Company
Working Capital (as a % of Sales)
(a) the average of twelve months working capital (defined as trade accounts receivable, including other tooling receivables, plus inventory minus accounts payable); divided by (b) the twelve months net sales from continuing operations

The Performance Metric Targets, actual performance results and AIP Bonus Payout Factor for 2020, each on a consolidated basis, are shown in the following table:
AIP Table 3
Performance Metric	Performance Metric Targets(1)	Actual Performance Results(1)	AIP Bonus Payout Factor	Combined AIP Bonus Payout Factor(2)
Operating Income	$25,350,000	$13,977,000	0%	100%
Working Capital as a % of Sales	19.3%	16.6%	200%

(1)
All Performance Metric Targets and actual performance with respect to those targets are subject to adjustment by the Committee, in its discretion, if the Committee determines it is necessary or appropriate to adjust for the effects of extraordinary items, unusual or non-recurring events, changes in accounting principles, realized investment gains or losses, discontinued operations, acquisitions, divestitures, material restructuring or impairment charges and other similar items. Except for an adjustment related to the Performance Material goodwill impairment charge in the first quarter of 2020, no other adjustments specific to the COVID-19 pandemic were made to any Performance Metric or to the Actual Performance Results that would impact the AIP Bonus Payout Factor of the NEOs. The Company is not disclosing the targets for its business units because these targets represent confidential, commercially sensitive information. Of the eight (8) business unit and consolidated Performance Metric Targets established in the plan for 2020, five (5) were achieved above target, and three (3) were below threshold.

(2)
For Ms. Greenstein and Messrs. Gonzales and McDaniel (NEOs employed at corporate headquarters), 100% of the AIP Program bonus payout is based on consolidated Company performance. For the NEOs employed at the Business Units, Mr. Glenn (Thermal Acoustical Solutions) and Mr. Diwanji (Performance Materials), 80% of the AIP Program bonus payout is based on performance of their respective business units against selected Performance Metrics and the remaining 20% is based on consolidated Company performance.

The 2020 AIP Performance Metrics, their relative weights and the performance and payout ranges, each on a consolidated basis, are shown in the following table:
AIP Table 4
Performance Metric		Threshold (1)		Target		Maximum (1)
	Weight	Performance	Payout	Performance	Payout	Performance	Payout
Operating Income	50%	90%	50%	100%	100%	110%	200%
Working Capital as a % of Sales	50%	+150 Basis Points	50%	Target Basis Points	100%	-100 Basis Points	200%

(1)
There will not be any payout for performance below Threshold. Maximum payout is limited to 200% of Target. Payout is determined on a linear basis for performance achievement between Threshold and Target and then between Target and Maximum.

Long-Term Equity Incentive Awards
The Committee believes that executives and other employees who are in a position to make a substantial contribution to the long-term success of the Company and to build stockholder value should have a significant equity stake in the Company. The Company uses equity grants to focus on the retention of executive officers and to enhance the alignment of the interests of executive officers with the goals of improving Company profitability and advancing stockholder interests over the long term.
Grants Made as Part of 2020 Compensation
The Company awarded stock options and PSAs to the NEOs in February 2020 as part of their 2020 compensation. The Committee approved the following equity awards for the NEOs as part of their 2020 compensation package. The amounts of awards were subjectively determined by the Committee based on the factors described above under “Determining Compensation.”
•
Time-Based Stock Option Awards — The stock options vest in equal annual increments of twenty-five (25%) percent commencing on the first anniversary of the date of grant, assuming continued employment by the recipient on each of the vesting dates.

•
Performance-Based Restricted Stock Awards — The Committee approved the annual award of PSAs to the NEOs on February 13, 2020 (except for Ms. Greenstein, who received her annual award of PSAs in November 2019) that will vest upon certification by the Committee that the Company has achieved 3-year rTSR during the performance period from January 2020 through December 2022. The performance and payout range for the PSAs is shown below:

Company’s rTSR percentile rank vs. S&P 600 Industrials Index
To the extent the Company’s three-year rTSR percentile rank versus the S&P 600 Industrials Index is at or higher than the 25th percentile, the PSAs will vest immediately upon such certification by the Committee.

The following table is a summary of the long-term incentive awards made to the NEOs on the dates indicated as part of their 2020 compensation:
	Time-Based Stock Option Awards(1)		PSAs (2)		RSAs (2)		Total Value of Grants
Name	Number of Shares	Grant Date Fair Value	Number of Shares at Target	Grant Date Fair Value	Number of Shares at Target	Grant Date Fair Value
Sara A. Greenstein(3)	—	—	—	—	—	—	$0
Randall B. Gonzales	31,490	$250,031	11,525	$294,694	—	—	$544,725
Chad A. McDaniel	26,765	$212,514	9,795	$250,458	—	—	$462,972
Ashish P. Diwanji	40,871	$149,997	17,260	$136,354	11,510	$100,022	$386,373
David D. Glenn	11,025	$87,539	4,035	$103,175	—	—	$190,714
Joseph A. Abbruzzi(4)	20,470	$162,532	7,490	$191,519	—	—	$354,051

(1)
The grant dates for the stock option awards were the following: (a) February 13, 2020, for those options granted to Messrs. Gonzales, McDaniel, Glenn and Abbruzzi; and (b) April 24, 2020 for those options granted to Mr. Diwanji. The exercise price of the stock option awards is equal to the fair market value of the Company’s stock on the date the options were granted.

(2)
The grant dates for the PSAs and RSAs were the following: (a) February 13, 2020, for those PSAs granted to Messrs. Gonzales, McDaniel, Glenn and Abbruzzi; and (b) April 24, 2020 for those PSAs and RSAs granted to Mr. Diwanji. The amounts in these columns represent the grant date fair value determined in accordance with FASB Accounting Standards Codification Topic 718, Compensation — Stock Compensation (ASC 718).

(3)
Ms. Greenstein received equity grants in November 2019 as part of her hiring; and such awards were intended to include her compensation for 2020 but was disclosed in the 2020 Proxy Statement as required by SEC rules.

(4)
Mr. Abbruzzi’s employment terminated on September 29, 2020.

The Company does not have a program, plan or practice to select equity grant dates in connection with the release of favorable or negative news. With respect to 2020 compensation, stock option grants were made and PSAs were awarded to the NEOs at a meeting of the Compensation Committee in February 2020 (except for Mr. Diwanji, who received grants and awards in connection with his start date in April 2020).
Payouts of Prior Awards
The 2020 earnings per share (“EPS”) target for the PSAs granted in 2017 was set at $4.00 by the Committee. On February 18, 2021, the Committee determined that the 2020 EPS performance was below the threshold level of  $3.20, as actual EPS, after approved adjusments, for 2020 was ($3.36). Accordingly, none of the PSAs awarded to the NEOs that were based on the 2020 EPS target vested.
Adjustment or Recovery of Awards
The Company has included provisions relating to the clawback or recoupment of compensation in several of its plans.
Awards under the Lydall, Inc. Amended and Restated 2012 Stock Incentive Plan (the “2012 Stock Plan”) are subject to the forfeiture and recoupment provisions of the 2012 Stock Plan, which provides that if the Plan Administrator (as defined in the 2012 Stock Plan) determines in good faith that a participant has engaged in fraudulent conduct relating to the Company, then such participant’s outstanding awards shall be forfeited and, with respect to the year in which such fraudulent conduct occurred, the participant will be required to reimburse the Company for the economic value that was realized by such participant that was based on or resulted from such fraudulent conduct. In addition, any award shall be subject to recoupment as required by the applicable provisions of any law (including the clawback provisions added by the Dodd-Frank Act), government regulation or stock exchange listing requirement (and any policy adopted by the Company pursuant to any such law, government regulation or stock exchange listing requirement).
The AIP Program provides that cash bonus payments are subject to recoupment if the Committee determines that a participating employee committed wrongdoing that contributed to a material misstatement, intentional or gross misconduct, a breach of a fiduciary duty to the Company or its stockholders, or fraud. In addition, at its discretion, the Committee may require a participating employee to disgorge and repay any bonus received based upon financial statements that are later restated, other than restatements due solely to facts external to the Company, such as a change in accounting principles or a retroactive change in law. Cash bonus payments also may be recouped in accordance with the applicable provisions of any law, regulation, stock exchange listing requirement or Company policy.
Other Compensation
Severance and Change in Control Agreements — Each of the NEOs have entered into agreements with the Company that provide for payment under specified conditions after a change in control of the Company or upon the executive’s termination under certain circumstances, as described under “Executive Compensation — Potential Payments Upon Termination or Change-In-Control.” In exchange for and immediately prior to the receipt of the termination benefits provided for under these agreements, the NEOs are required to execute and deliver a general release of all claims in favor of the Company. As a general practice, the Company enters into change of control agreements with key members of management to ensure that they are incentivized to act in the best interests of the Company’s stockholders in the event of a prospective or actual change in control and to enhance executive retention.
401(k) Defined Contribution Plan — The Company provides a tax-qualified defined contribution retirement plan to eligible non-union and union employees, including NEOs, in the form of a 401(k) savings plan. For non-union participants, the Lydall 401(k) Plan provides that the Company make a matching contribution based on participant salary deferrals to the 401(k) plan, subject to IRS limits. The compensation eligible for the matching contribution includes any cash bonuses, but excludes the value of any equity compensation. In 2020, the Company provided matching contributions to the 401(k) plan for the NEOs at the rates of 100% of the first 3% of salary deferral by a participant, plus 50% of the next 2% of salary deferral by a participant.
Health & Welfare Plans — The Company offers a health care plan that provides medical, dental, prescription drug, and vision coverage to its employees, including the NEOs. The Company also makes an annual employer contribution of  $500 (employee coverage) or $1,000 (family coverage), to the health savings account of employees enrolled in a high deductible health plan, including the NEOs. Fitness reimbursement up to $500 is also offered to all employees, including NEOs.
Perquisites — The Company primarily provides perquisites to NEOs for relocation expenses, tax gross-ups for relocation expenses, car allowances (including gas usage), and on occasion, tax assistance and other minimal expense reimbursements that are ancillary to a business purpose. Perquisites awarded to the NEOs in 2020 are disclosed in the “All Other Compensation” column of the Summary Compensation Table.
All NEOs are currently covered under or otherwise eligible to participate in an Executive Life Program and an Executive Disability Insurance Program. The programs provide for life insurance benefits at four times base salary for the Chief Executive Officer and three times base salary for the other NEOs, and annual executive disability proceeds at a target level of 100% of an NEOs base salary, in each case up to applicable insurance limits (including individual insurability). The full amount of the premiums paid by the Company for these benefits is reflected in the “All Other Compensation” column of the Summary Compensation Table below. If a NEO died or became disabled on December 31, 2020, the NEO would have been eligible for the benefits set forth in the table below:
Name	Executive Life Proceeds ($)	Annual Executive Disability Proceeds ($)(1)
Sara A. Greenstein	$3,000,000	$90,000
Randall B. Gonzales	$1,350,000	$190,500
Chad A. McDaniel	$1,320,000	$90,000
Ashish P. Diwanji	$990,000	$90,000
David D. Glenn	$310,000	$0
Joseph A. Abbruzzi	$1,170,000	$90,000

(1)
The Company’s group Long-Term Disability program provides 60% replacement income to a monthly maximum of  $10,000 for all employees, including NEOs. The Executive Disability Insurance Program is designed to provide replacement income to bring a NEO up to 100% of base salary. Accordingly, amounts shown in this column reflect only the portion covered under the Executive Disability Insurance Program.

Fiscal 2021 Executive Compensation Components
At the Company’s annual meeting of stockholders held in April 2020, 85% of the votes cast on the Say-on-Pay proposal were voted in favor of the proposal. The Compensation Committee believes this affirms stockholders’ support of the Company’s approach to executive compensation, and maintained this general approach in 2021. The Compensation Committee will continue to consider the annual vote results for the Company’s Say-on-Pay proposals when making future compensation decisions for the NEOs.
The 2021 compensation for the NEOs consists of elements explained in the “Overview — Executive Summary” section above. Compensation for 2021 was subjectively determined based on the factors described above under “Determining Compensation.”
Adjustments were made to increase the base salaries of the NEOs for 2021 ranging from 0.0% to 12.1% based on the factors discussed under the section “Determining Compensation” above. The 2021 base salaries of the NEOs, effective on or about March 30, 2021, are as follows:
Employee Name	Base Salary for 2021	Target Bonus Percentage
Sara A. Greenstein	$800,000	100%
Randall B. Gonzales	$450,000	65%
Chad A. McDaniel	$440,000	55%
Ashish Diwanji	$370,000	55%
David D. Glenn	$325,000	55%
The 2021 AIP Target Bonus Percentages of the NEOs are shown above. On February 21, 2021, the Compensation Committee modified the AIP Program for 2021 as follows:
•
Replaced Operating Income with adjusted EBITDA as one of the two performance metrics for 2021, and applied a seventy-five (75%) percent weight;

•
Retained Working Capital as a % of Sales as the other performance metrics for 2021, with a twenty-five (25%) percent weight; and

•
For the NEOs employed at the Business Units, modified the relative weighting of consolidated corporate metrics and business unit-level metrics from 20% consolidated / 80% business unit to 75% consolidated / 25% business unit, to emphasize the importance of consolidated performance and drive collaboration throughout the Company.

On February 21, 2021, the Compensation Committee approved the following equity awards for the NEOs as part of their 2021 compensation package. The amounts of awards were subjectively determined by the Committee based on the factors described above under “Determining Compensation”:
•
Time-Based Restricted Stock Awards (“RSAs”) — the RSAs vest in equal annual increments over a three year period commencing on the first anniversary of the date of grant, assuming continued employment by the recipient on each of the vesting dates; and

•
Performance-Based Restricted Stock Awards (“PSAs”) — the vesting of PSAs will be determined upon certification by the Committee that the Company has achieved (a) a specified level of 3-year rTSR during the performance period from January 2021 through December 2023; and (b) a prescribed average “Return on Invested Capital” (or “ROIC”). The performance and payout range for the 2021 PSAs is shown below:

To the extent the Company’s rTSR percentile rank versus the S&P 600 Industrials Index is at or higher than the 25th percentile and/or the average ROIC over the performance period is at or higher than “threshold” (as prescribed by the Committee), the PSAs will proportionately vest immediately upon such certification by the Committee. The Average ROIC is determined by taking the average of each fiscal year within the performance period, of the Company’s after-tax Earnings Before Interest, Tax and Amortization (“EBITA”), divided by the Average Invested Capital, based on a predetermined effective tax rate and non-GAAP adjustments approved, from time-to-time, by the Company’s Audit Review Committee and such other adjustments as determined by the Compensation Committee.
The following is a summary of the equity awards that were granted to the NEOs on February 22, 2021 as part of their 2021 compensation:
Name	RSAs		PSAs		Total Grant Date Fair Value(1)
	Number of Shares	Grant Date Fair Value	Number of Shares at Target	Grant Date Fair Value
Sara A. Greenstein	27,990	$975,171	27,990	$1,208,328	$2,183,499
Randall B. Gonzales	8,970	$312,515	8,970	$387,235	$699,750
Chad A. McDaniel	6,100	$212,524	6,100	$263,337	$475,861
Ashish Diwanji	6,315	$220,015	6,315	$272,619	$492,634
David D. Glenn	4,310	$150,160	4,310	$186,063	$336,223

(1)
The amounts in these columns represent the grant date fair value determined in accordance with FASB ASC 718.

Stock Ownership; Prohibitions on Hedging and Pledging
The Board has developed and implemented stock ownership guidelines that cover Non-Employee Directors and certain senior executive officers, including the NEOs. The stock ownership guidelines are designed to link the personal financial interests of the covered individuals to the Company’s success and better align their interests with the interests of the Company’s stockholders.
The Stock Ownership guideline for the Non-Employee Directors and the NEOs are as follows:
Position	Minimum Stock Ownership Amount
Non-Employee Directors	4X Annual stock retainer
CEO	4X Annual Base Salary
CFO	2X Annual Base Salary
Other NEOs	1X Annual Base Salary
The Company’s Corporate Governance Guidelines establish share ownership guidelines for Non-Employee Directors (the “Non-Employee Director Ownership Guidelines”). Under the Non-Employee Director Ownership Guidelines, each of the Company’s Non-Employee Directors should acquire and hold shares of the Company’s Common Stock having a fair market value (determined as set forth below) equal to the Minimum Stock Ownership Amount shown in the table above. For purposes of determining whether a Non-Employee Director’s stock ownership amount satisfies the applicable Minimum Stock Ownership Amount for such Non-Employee Director, the fair market value of the Company’s Common Stock shall be the average closing price of the Company’s Common Stock over the 365-day period, as reported by the New York Stock Exchange. The Minimum Stock Ownership Amount is recalibrated every three (3) years based on the then current annual stock retainer of the Non-Employee Directors and the average closing stock price of the Company’s Common Stock over the preceding 365-day period. The last recalibration was on January 1, 2020. The Minimum Stock Ownership Amount should be achieved within the later of: (i) five years from the date of the original adoption of the Guidelines (which was February 23, 2006); (ii) five years from the date a person is first elected a Non-Employee Director of the Company (unless a waiver is granted by the Compensation Committee) or, (iii) as to any increased stock ownership level resulting from an increase in the annual stock retainer, five years from the date of such increase. Currently, all of the Company’s Non-Employee Directors own or are on track to own, a sufficient number of the Company’s shares to meet the applicable Minimum Stock Ownership Amount established by the Non-Employee Director Ownership Guidelines.
Under the Company’s Stock Ownership Guidelines for Senior Executive Officers (the “Officer Ownership Guidelines”), the targeted stock ownership amount for each covered individual will be determined as of the later of January 1, 2014 or the date such individual first becomes subject to the Officer Ownership Guidelines (the “Date of Determination”) and will be based on the individual’s annual base salary in effect as of such date. For purposes of determining whether a covered individual’s stock ownership amount satisfied the Officer Ownership Guidelines, the fair market value of the Company’s Common Stock will be equal to the average closing price of the Company’s Common Stock over the 365-day period immediately preceding the Date of Determination. The deadline to achieve compliance with the Officer Ownership Guidelines is the later of December 31, 2014 or the date which is five (5) years after each individual was appointed to the executive officer position. The targeted stock ownership amount for each individual is recalibrated every three (3) years based on the then current base salary of each officer and the average closing price of the Company’s Common Stock over the preceding 365-day period. The last recalibration was on January 1, 2020. Once achieved, ownership of the applicable targeted amount of stock must be maintained for as long as an individual is covered by the Officer Ownership Guidelines. Currently, the Chief Executive Officer and the remaining NEOs own or are on track to own, a sufficient number of the Company’s shares to meet the applicable stock ownership levels established by the Officer Ownership Guidelines.
Qualifying ownership interests for purposes of the Officer Ownership Guidelines include:
•
shares owned outright by the individual, or by members of his or her immediate family residing in the same household, whether held individually or jointly, including shares held in any qualified retirement accounts;

•
shares held in trust for the benefit of the individual or his or her immediate family, or by a family limited partnership or other similar arrangement;

•
RSAs (whether or not vested); and

•
PSAs only to the extent that such shares are determined based upon certification by the Compensation Committee that the relevant performance objective has been satisfied.

The Company’s Securities Law Compliance policy has long prohibited all employees, including the Executive Officers, and Directors from (a) engaging in hedging activities involving Lydall securities; and (b) entering into margin loans involving Lydall securities or otherwise pledging Lydall securities. None of the Company’s Directors or NEOs has any Lydall securities pledged or involved in margin loans, nor did they throughout all of 2020.
Tax Deductibility of Compensation
Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code, generally disallows a tax deduction to public companies for compensation in excess of  $1 million paid in any one year to each of certain of the company’s current and former executive officers. Historically, compensation that qualified under Section 162(m) as performance-based compensation was exempt from the deduction limitation. The Compensation Committee reviews the potential effect of Section 162(m) periodically and uses its judgment to authorize compensation payments that may be subject to the limit when the Compensation Committee believes such payments are appropriate and in the best interests of the Company and its stockholders.
Compensation Committee Report on Executive Compensation
The Compensation Committee (the “Committee”) is composed of Independent Directors, as defined under applicable NYSE rules, Rule 16b-3 of the Exchange Act and Section 162(m) of the Code. The Committee was appointed by the Board and chartered to oversee and approve the compensation and incentive programs of Lydall executive officers and Directors and to review all other incentive programs of the Company. The Committee has reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review and discussion, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.
David G. Bills
Kathleen Burdett
Matthew T. Farrell
James J. Cannon
Suzanne Hammett, Chair

EXECUTIVE COMPENSATION TABLES

Fiscal Year 2020 Summary Compensation Table

The following table shows the compensation awarded to, earned by or paid to the Named Executive Officers for the fiscal years 2020, 2019 and 2018.
Name and Principal Position(a)	Year (b)	Salary ($) (c)	Bonus(5) ($) (d)	Stock Awards(6) ($) (e)	Option Awards(7) ($) (f)	Non-Equity Incentive Plan Compensation(8) ($) (g)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation(9) ($) (i)	Total ($) (j)
Sara A. Greenstein, President and Chief Executive Officer(1)	2020	755,769	665,000	0	0	750,000	—	124,961	2,295,730
	2019	92,308	665,000	2,108,155	750,004	—	—	2,275	3,617,742
Randall B. Gonzales, Executive Vice President & Chief Financial Officer(2)	2020	444,288	—	294,694	250,031	263,769	—	46,840	1,299,622
	2019	406,558	—	150,063	—	42,525	—	49,104	648,250
	2018	316,846	67,071	846,869	420,240	52,121	—	114,820	1,817,967
Chad A. McDaniel, Executive Vice President, General Counsel and Chief Administrative Officer	2020	443,385	—	250,458	212,514	242,000	—	40,263	1,188,620
	2019	386,500	100,000	150,063	300,089	36,882	—	38,687	1,012,221
	2018	337,096	—	223,710	200,136	47,319	—	36,758	845,019
Ashish P. Diwanji, President, Performance Materials(3)	2020	233,539	50,000	236,376	149,997	146,403	—	107,511	923,826
David D. Glenn, President, Thermal Acoustical Solutions(4)	2020	275,269	94,582	103,175	87,539	108,615	—	21,399	690,579
Joseph A. Abbruzzi, Former President, Thermal Acoustical Solutions	2020	292,500	—	191,519	162,532	—	—	626,792	1,273,343
	2019	364,769	—	259,979	150,044	171,682		61,770	1,008,244
	2018	331,500	—	181,785	162,618	31,218		38,536	745,657
(1)
Ms. Greenstein joined the Company as the President & Chief Executive Officer on November 18, 2019. Ms. Greenstein’s sign-on bonus in 2019 was paid out in two equal installments in December 2019 and January 2020.

(2)
Mr. Gonzales joined the Company as the Chief Financial Officer on March 11, 2018.

(3)
Mr. Diwanji joined the Company as the Senior Vice President, Innovation and Chief Technology Officer on April 24, 2020 and was appointed President, Performance Materials on June 5, 2020.

(4)
Mr. Glenn was appointed President, Thermal Acoustical Solutions on an interim basis in September 2020 and permanently in December 2020.

(5)
Includes (a) sign-on bonuses paid to Ms. Greenstein in 2019 and Mr. Gonzales in 2018, (b) a promotion-related and performance bonus payment of  $50,000 paid to Mr. Diwanji in light of his significant contributions, leadership and performance in 2020; and (c) a promotion-related bonus paid to Mr. Glenn in 2020.

(6)
The amounts reflect the aggregate grant date fair value (at target level for PSAs) computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 13, Equity Compensation Plans, in the Notes to the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.

(7)
Assumptions used in the calculation of these amounts are included in Note 13, Equity Compensation Plans, in the Notes to the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.

(8)
The amounts in Column (g) reflect amounts payable under the Company’s AIP Program, which are in the form of an annual cash bonus. Please refer to the “Annual Incentive Performance Program” of the Compensation Discussion and Analysis for additional information related to the AIP Program.

(9)
Except for Personal Gas Usage, which reflects the amount of imputed income to the NEO, and Relocation, which reflects the amount of taxes payable by the NEO on reimbursed relocation expenses, the amounts shown in Column (i) for 2020 are valued on the basis of the aggregate incremental cost to the Company, and are comprised of the following:

Name	Car Allowance ($)	Personal Gas Usage ($)	Executive Disability Insurance Premium ($)	Exec. Life Ins. Prem. ($)	Relocation ($)	401(k) Employer Match ($)	Tax Filing Assistance ($)	Wellness & Fitness Reimbursement ($)	COBRA Reimbursement ($)	2020 Severance ($)	All Other Compensation Total ($)
Sara A Greenstein	24,000	—	2,229	33,361	50,884	11,400	—	1,000	2,087	—	124,961
Randall B. Gonzales	13,800	1,089	6,826	12,725	—	11,400	—	1,000	—	—	46,840
Chad A. McDaniel	13,800	1,235	3,992	8,836	—	11,400	—	1,000	—	—	40,263
Ashish P. Diwanji	7,360	660	1,851	21,827	68,455	7,108	—	250	—	—	107,511
David D. Glenn	8,280	719	—	—	—	11,400	—	1,000	—	—	21,399
Joseph A. Abbruzzi	8,280	1,691	3,805	12,781	42,694	11,400	—	1,000	—	545,141	626,792

Grants of Plan-Based Awards For 2020

The following table provides information regarding stock options, equity incentive awards and cash incentive awards granted during 2020 to the Named Executive Officers.
		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(3) (#) (i)	All Other Option Awards: Number of Securities Underlying Options(4) (#) (j)	Exercise or Base Price of Option Awards(5) ($/share) (k)	Grant Date Fair Value of Stock and Option Awards(6) ($) (l)
Name (a)	Grant Date	Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)
Sara A. Greenstein		187,500	750,000	1,500,000
Randall B. Gonzales		65,942	263,769	527,538
	2/13/2020				5,763	11,525	17,288				294,694
	2/13/2020								31,490	21.7	250,031
Chad A. McDaniel		60,500	242,000	484,000
	2/13/2020				4,898	9,795	14,693				250,458
	2/13/2020								26,765	21.7	212,514
Ashish P. Diwanji		4,442	88,846	177,692
	4/24/2020							11,510			100,022
	4/24/2020				8,630	17,260	25,890				136,354
	4/24/2020								40,871	8.69	149,997
David D. Glenn		5,431	108,615	217,231
	2/13/2020				2,018	4,035	6,053				103,175
	2/13/2020								11,025	21.7	87,539
Joseph A. Abbruzzi		7,575	151,500	303,000
	2/13/2020				3,745	7,490	11,235				191,519
	2/13/2020								20,470	21.7	162,532
(1)
The amounts shown as Estimated Possible Payouts Under Non-Equity Incentive Plan Awards represent potential cash payouts to the NEOs under the AIP Program with respect to 2020 consolidated and business unit performance metrics. Please refer to the “Annual Incentive Performance Program” in the Compensation Disclosure and Analysis for additional information related to the AIP Program. See the “Fiscal Year 2020 Summary Compensation Table” above for amounts actually paid. Mr. Abbruzzi’s employment terminated on September 29, 2020. Accordingly, he was not eligible to receive payout under the 2020 AIP Program.

(2)
For the PSA grants, the vesting is based on 3-year rTSR performance against S&P 600 Industrials index. Vesting ranges from a payout of 50% of target, if threshold performance is achieved to a maximum payout of 150% if maximum performance is achieved. Accordingly, the amounts shown in column (f) reflect the performance-based shares that will be awarded if rTSR ranking of 25th percentile is achieved; the amounts shown in column (g) reflect the performance-based shares that will be awarded if the target performance (ranking of 50th percentile) is achieved, and column (h) reflects the performance-based shares that will be awarded if rTSR ranking of 75th percentile or above is achieved.

(3)
The amounts shown in column (i) reflect the number of shares of time-based restricted stock granted in 2020.

(4)
The amounts shown in column (j) reflect the number of options granted to each NEO in 2020.

(5)
The amounts shown in column (k) represent the exercise price (closing price on grant date) of the options granted to each NEO in column (j). This amount is the price per share the NEO will pay to purchase each option once it has become exercisable.

(6)
The amounts shown in column (l) represent the grant date fair value at the target level of the PSA awards described in footnote (3) above, the grant date fair value of the restricted stock awards described in footnote (4) above and grant date fair value of stock options described in footnote (5) above calculated in accordance with the FASB ASC Topic 718.

Outstanding Equity Awards at Fiscal Year-End 2020

The following table lists outstanding equity awards for each Named Executive Officer as of December 31, 2020.
		Option Awards(1)				Stock Awards(2)
Name (a)	Date of Grant	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)(5)
Sara A. Greenstein	11/20/19	36,873	73,747	18.62	11/20/29	37,594(6)	1,128,948	51,020	1,532,131
Randall B. Gonzales	03/12/18	5,590	5,590	49.35	03/12/28	2,702(6)	81,141	3,955	118,769
	12/07/18	15,527	15,528	20.16	12/07/28			11,165	335,285
	03/20/19					6,125(7)	183,934
	02/13/20		31,490	21.70	02/13/30			11,525	346,096
Chad A. McDaniel	12/06/13	1,138*		16.98	12/06/23
	12/05/14	5,250*		27.96	12/05/24
	12/04/15	6,750		36.74	12/04/25
	12/08/17	6,806	2,269	51.85	12/08/27			3,135	94,144
	12/07/18	13,802	13,803	20.16	12/07/28			9,925	298,048
	03/20/19					6,125(7)	183,934
	07/25/19	10,695	32,085	20.05	07/25/29
	02/13/20		26,765	21.70	02/13/30			9,795	294,144
Ashish P. Diwanji	04/24/20		40,871	8.69	04/24/30	11,510(8)	345,645	17,260	518,318
David D. Glenn	12/05/14	1,575*		27.96	12/05/24
	12/04/15	2,500		36.74	12/04/25
	12/08/17	3,667	1,223	51.85	12/08/27			1,690	50,751
	12/07/18	3,452	3,453	20.16	12/07/28			2,485	74,625
	07/25/19	5,347	16,043	20.05	07/25/29
	02/13/20		11,025	21.70	02/13/30			4,035	121,171
Joseph A. Abbruzzi	12/04/15	4,100		36.74	09/29/21
	12/08/17	4,190		51.85	09/29/21
	12/07/18	5,607		20.16	09/29/21
	07/25/19	5,347		20.05	09/29/21
*
all or a portion of this option award is Incentive Stock Options.

(1)
Stock options vest at the rate of 25% per year beginning on the first anniversary of the Date of Grant and expire ten years from the Date of Grant; except for Ms. Greenstein’s options granted on November 20, 2019 as inducement grants in connection with the commencement of her employment with the Company, which vest in three equal annual installments on the first, second and third anniversaries of the Date of Grant.

(2)
The Company has granted two types of stock awards to its NEOs: (1) RSAs — shares listed in column (g); and (2) PSAs — shares listed in column (i). PSAs granted to NEOs vest if, and only to the extent that, the Compensation Committee certifies achievement of the performance objectives — (a) EPS targets to be met for Fiscal Year 2020 (for the December 2017 awards), which were de-certified in February 2021; (b) the results of a 3-year relative Total Shareholder Return (rTSR) comparison of the Company to S&P 600 Industrials index for Fiscal Year 2021 and 2022 (for the December 2018 awards and February 2020, respectively).
(3)
The amount shown in column (h) represents the value of the shares listed in column (g). The value was determined by multiplying the number of shares listed in column (g) by the fair market value of the Company stock on December 31, 2020, which was $30.03.

(4)
Number of shares shown in column (i) represents the number of shares earned on the achievement of established target level performance objectives.

(5)
The amount shown in column (j) represents the value of the shares listed in column (i). The value was determined by multiplying the number of shares listed in column (i) by the fair market value of the Company stock on December 31, 2020, which was $30.03.

(6)
RSA — shares vest in three equal annual installments beginning on the first anniversary of the Date of Grant.

(7)
RSA — shares vest in full on the second anniversary of the Date of Grant.

(8)
RSA — shares vest in two equal annual installments beginning on the second anniversary of the Date of Grant.

Option Exercises and Stock Vested For 2020

The following table shows stock option exercises and vesting of restricted stock awards by the NEOs during 2020, including the aggregate value of gains on the date of exercise and stock acquired on vesting and the value realized on vesting.
	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#)(b)	Value Realized on Exercise ($)(c)	Number of Shares Acquired on Vesting(1) (#)(d)	Value Realized on Vesting(2) ($)(e)
Sara A. Greenstein	0	0	18,797	469,549
Randall B. Gonzales	0	0	2,702	24,291
Chad A. McDaniel	0	0	0	0
Ashish P. Diwanji	0	0	0	0
David D. Glenn	0	0	0	0
Joseph A. Abbruzzi	2,625	7,980	3,740	59,316

(1)
The amount shown in column (d) represents the number of shares of stock received in 2020 pursuant to the vesting of RSAs. Awards were granted under the 2012 Stock Plan.

(2)
The value shown in column (e) was determined by multiplying the number of shares listed in column (d) by the fair market value of the Company stock on the date the shares vested.

Potential Payments Upon Termination or Change-in-Control

The Company has entered into agreements with its NEOs pursuant to which each NEO may be entitled to specified compensation and benefits upon the termination of his or her employment.
The agreements with each of the NEOs provide that, if an executive’s employment is terminated by the Company without “cause,” or by the executive for “good reason,” and such termination of employment does not occur within 18 months of a “change in control” (except that the agreements with Mr. Diwanji and Mr. Glenn do not include a “good reason” trigger; and the agreements with Messrs. Gonzales and McDaniel do not include “good reason” triggers other than in the event of a change in control), the Company shall pay the executive a severance benefit equal to the sum of (i) an amount equal to the executive’s annual base salary in effect immediately preceding the date of termination, and (ii) an amount equal to the average of the executive’s annual bonuses for the three calendar years immediately preceding the date of termination (the “Severance Benefit”). The Severance Benefit generally shall be paid in equal installments spread over the twelve-month period beginning on the date of termination, unless the executive is deemed to be a “specified employee,” as that term is defined in Section 409A of the Internal Revenue Code of 1986, as amended (a “Specified Employee”), in which case different payment rules apply. In the event that the executive elects to continue coverage under the Company’s health plan pursuant to COBRA, for a period of up to twelve months, the Company also shall pay the same percentage of the executive’s premium for COBRA coverage for the executive and, if applicable, his or her spouse and dependent children, as the Company paid at the applicable time for coverage under such plan for actively employed members of senior management. In addition, for the period beginning on the date of the executive’s termination of employment and ending on the earlier of  (i) the date that is 12 months after the date of such termination of employment or (ii) the date on which the executive becomes eligible for life insurance benefits from another employer, the Company will continue to provide the life insurance benefits that the Company would have provided to the executive if the executive had continued in employment with the Company for such period, but only if the executive timely pays the portion of the premium for such coverage that members of senior management of the Company generally are required to pay for such coverage, if any. Finally, the executive is entitled to receive up to twelve months of outplacement services at a cost not to exceed $10,000. The Company’s obligation to provide the foregoing severance benefits is subject to the executive’s execution and delivery, without revocation, of a valid release of all claims against the Company.
In the event that an executive’s employment is terminated by the Company without “cause,” or by the executive for “good reason” (except that the agreements with Mr. Diwanji and Mr. Glenn do not include a “good reason” trigger), and such termination of employment occurs within 18 months of a “change in control” (collectively, a “Change In Control Trigger”), the Company shall pay the executive a severance benefit equal to two times the sum of  (i) his/her annual rate of base salary in effect immediately preceding his/her termination of employment, and (ii) the average of his/her last three years highest annual bonuses earned under the Company’s annual bonus plan for any of the five calendar years preceding his/her termination of employment (the “COC Severance Benefit”). The COC Severance Benefit shall be paid in a lump sum within thirty days after the date of termination, unless the executive is deemed to be a Specified Employee, in which case different payment rules apply. Upon the occurrence of such a Change In Control Trigger, the Company shall pay the executive a bonus for the year of termination in an amount equal to a specified portion of the executive’s target bonus opportunity for the year of termination. In general, for a period of up to 24 months, the executive is entitled to remain covered by the medical, dental, executive life insurance and, if reasonably commercially available through nationally reputable insurance carriers, executive long-term disability plans that covered the executive immediately prior to the termination of his or her employment, as if he or she had remained in the employ of the Company. The executive is entitled to receive the outplacement services described above and the vesting of all unvested stock options and restricted stock awards shall be accelerated in full. Finally, the executive is entitled to an automobile allowance for a period of up to 24 months. The Company’s obligation to provide the foregoing severance benefits is subject to the executive’s execution and delivery, without revocation, of a valid release of all claims against the Company.
In addition, if Ms. Greenstein’s employment terminates because of a disability, she will be entitled to an amount equal to her annual base salary, a pro-rated bonus for the year of termination and reimbursement for certain insurance premiums. If her employment terminates because of her death, Ms. Greenstein’s estate or designated beneficiary will be entitled to a pro-rated amount equal to her bonus (calculated as the average of three highest annual bonus over the preceding five years) and reimbursement of certain health insurance premiums.

Set forth below is a summary of the payments that would have been made to the each of the NEOs had the below-specified triggering events occurred on December 31, 2020.
BENEFITS BY TRIGGERING EVENT ON DECEMBER 31, 2020	Sara A. Greenstein	Randall B. Gonzales	Chad A. McDaniel	Ashish P. Diwanji	David D. Glenn
Death(1)
Bonus – Bonus for the year of death equal to a pro rata portion of the average of the three highest annual bonuses earned in the five years preceding year of death	750,000	0	0	0	0
COBRA for family for 12 months, less employee contribution.	15,721	0	0	0	0
Executive Life Insurance proceeds	3,000,000	1,350,000	1,320,000	990,000	310,000
Aggregate Total in Event of Death	3,765,721	1,350,000	1,320,000	990,000	310,000
Disability(1)
Base salary – 12 months, less payments made to NEO under any Company disability programs	540,000	0	0	0	0
Bonus – Pro rata bonus for the calendar year of termination	750,000	0	0	0	0
COBRA(2) for NEO and family for 12 months, less employee contribution	15,721	0	0	0	0
Life Insurance(2,3) coverage for 12 months less employee contribution	35,029	0	0	0	0
Disability Insurance proceeds	210,000	310,500	210,000	210,000	120,000
Aggregate Total in Event of Disability	1,550,750	310,500	210,000	210,000	120,000
Cause(4) Termination or Voluntary Resignation (other than Good Reason Self-Quit)
No additional benefits
Aggregate Total in Event of Cause(4) Termination or Voluntary Resignation	0	0	0	0	0
Non-Cause Termination or Good Reason(5) Self-Quit
Severance – base salary for 12 months(6)	750,000	450,000	440,000	330,000	310,000
Bonus – in an amount equal to the average of the three preceding years’ annual bonuses earned, paid over 12 months(6)	750,000	119,472	108,734	146,403	65,516
COBRA(2) for NEO and family for maximum of 12 months, less employee contribution	15,721	15,721	15,721	6,998	16,898
Life Insurance coverage for 12 months less employee contribution(2,3)	35,029	13,361	8,584	22,918	0
Outplacement services not to exceed $10,000	10,000	10,000	10,000	10,000	10,000
Aggregate Total in Event of Non-Cause Termination or Good Reason Self-Quit	1,560,750	608,554	583,039	516,319	402,414

BENEFITS BY TRIGGERING EVENT ON DECEMBER 31, 2020	Sara A. Greenstein	Randall B. Gonzales	Chad A. McDaniel	Ashish P. Diwanji	David D. Glenn
Change of Control Termination Benefit Including Good Reason Self-Quit After Change of Control(6)
Severance – Lump-sum severance benefit equal to two times the sum of annual base salary plus an average of the three highest annual bonuses earned in the five years preceding year of Change of Control(8)	3,000,000	1,138,944	1,229,438	952,806	799,400
Year of Termination Bonus – equal to a pro rata portion of target bonus opportunity, payable in a lump sum(8,9)	750,000	263,769	242,000	146,403	108,615
Medical, dental, life and if applicable, long term disability coverage for 24 months under the Company’s plans, for NEO and family, less employee contribution(3)	108,078	73,074	57,853	67,739	35,148
Stock option/award vesting acceleration(10)	3,502,532	1,480,797	1,549,666	1,736,150	532,575
Outplacement services not to exceed $10,000	10,000	10,000	10,000	10,000	10,000
Car allowance for 24 months	48,000	27,600	27,600	22,080	16,560
Aggregate Total in Event of Change of Control	7,418,610	2,994,184	3,116,557	2,935,178	1,502,298

(1)
Under the 2012 Stock Plan, the Compensation Committee may elect to accelerate the vesting of options and/or restricted stock awards (including PSAs) in the event of death or disability.

(2)
Both COBRA and life insurance are limited to 12 months or until the date the NEO is eligible for other coverage under another employer.

(3)
If applicable insurance coverage is not available for the NEO, the Company must arrange alternate coverage at a cost not to exceed 125 percent of the Company’s group coverage cost.

(4)
Cause is defined as (i) act or acts of dishonesty or fraud resulting or intended to result directly or indirectly in substantial gain or personal enrichment to which the executive was not legally entitled at the expense of the Company or any of its subsidiaries; (ii) willful material breach by executive of his or her duties or responsibilities resulting in demonstrably material injury to the Company or any of its subsidiaries; (iii) conviction of a felony or any crime of moral turpitude; (iv) habitual neglect or insubordination where executive has been given written notice but has failed to cure (where susceptible to cure) within 30 days following such notice; or (v) material breach by the NEO of his or her obligations under any non-compete agreements.

(5)
Messrs. Diwanji and Glenn are not entitled to exercise a good reason self-quit and receive severance benefits under any circumstances. Mr. Gonzales and Mr. McDaniel are entitled to exercise a good reason self-quit trigger and receive severance benefits only in the event of a Change of Control (as defined below). Good Reason is defined as: without the NEO’s written consent either (i) a significant reduction in the scope of the NEO’s authority, functions, duties or responsibilities; (ii) any reduction in the NEO’s base salary, other than an across-the-board reduction; or (iii) any material breach by the Company of any provision of the NEOs employment agreement without the NEO having committed any material breach of the NEO’s obligations, which breach is not cured within 30 days following written notice to the Company of such breach.

(6)
If the NEO is covered by Section 409A of the Internal Revenue Code (“409A”), the first six months will be paid in a lump sum six months after termination date, with the remainder paid monthly.

(7)
The NEO is entitled to these benefits if either a termination without Cause occurs or if the NEO exercises Good Reason self-quit, in each case, within 18 months of a Change of Control, defined as (i) beneficial ownership by a third party of at least 25 percent of total voting power of all classes of stock of the Company; (ii) the election to the Board of a majority of Directors who were not approved by a majority of the current Directors; (iii) a stockholder approved liquidation of the Company, or merger or consolidation of the Company; or (iv) a sale or disposition of all or substantially all of the assets of the Company. As a condition to the receipt of any severance benefits (whether in the context of a Change in Control or otherwise), each NEO is required to execute and deliver to the Company a valid and binding release of all claims. The agreements with each of the NEO’s also provide that the Company shall pay all reasonable attorneys’ fees incurred by the NEO in seeking to enforce any right under his or her respective agreement if and to the extent that the NEO substantially prevails.

(8)
If the NEO is covered by 409A, payment will be in a lump sum six months after termination date.

(9)
If there is no expected bonus opportunity in year of termination, a bonus shall be paid equal to a pro rata portion of the prior year’s awarded bonus.

(10)
Under the 2012 Stock Plan, vesting of options and restricted stock awards (including PSAs at target) would be accelerated for all optionees in the event of a Change of Control.

CEO PAY RATIO

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of our CEO, Ms. Greenstein.
We determined that the 2020 median total annual compensation of all of our employees who were employed as of November 30, 2020 (the “Determination Date”), other than our CEO, was $37,175. As reported in the Summary Compensation Table, the 2020 annual total compensation for our CEO, Ms. Greenstein, was $2,295,730, resulting in a pay ratio of 62:1.
As of the Determination Date, our total global employee population consisted of 3,127 employees, excluding the CEO. To identify the median compensated employee, we used a Consistently Applied Compensation Measure (“CACM”) of gross payroll earnings for the year-to-date period ending on the Determination Date. Gross payroll earnings consists of all compensation elements appearing in payroll records for each individual, which primarily includes base salary or wages, overtime, bonuses, and other pay components. For purposes of determining the median employee, the pay of those employees that were hired after January 1, 2020 through November 30, 2020 was adjusted to reflect the full period’s gross payroll earnings. Where applicable, gross payroll earnings were converted to U.S. dollars using the average foreign exchange rates during November 2020.
This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

2020 Director Compensation

Board compensation for non-employee Directors during fiscal year 2020 is summarized in the table below:
Name (a)	Fees Earned or Paid in Cash ($)(b)(1)	Stock Awards ($)(c)(2)	Option Awards ($)(d)(3)	Non-equity Incentive Plan Compensation ($)(e)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)(f)	All Other Compensation ($)(g)	Total ($)(h)
David G. Bills	70,166	90,009	—	—	—	—	160,175
Kathleen Burdett	89,833	90,009	—	—	—	—	179,842
James J. Cannon	63,333	90,009	—	—	—	—	153,342
Matthew T. Farrell	73,166	90,009	—	—	—	—	163,175
Marc T. Giles	134,833	90,009	—	—	—	—	224,842
William D. Gurley	18,667	45,003	—	—	—	—	63,670
Suzanne Hammett	88,166	90,009	—	—	—	—	178,175
S. Carl Soderstrom, Jr.	85,166	90,009	—	—	—	—	175,175

(1)
The amounts reflected in this column represent the aggregate amount of cash fees and retainers paid during 2020 for services as a Director, including committee chair and membership retainers, meeting fees and cash retainers for services as Directors and, in the case of Mr. Giles, a $75,000 cash retainer for his service as Chair of the Board during 2020.

(2)
As explained in more detail below in the section captioned “Non-Cash Retainers,” Non-Employee Directors automatically receive annual Stock Awards. Each Stock Award is fully vested as of the date of grant and, in 2020, consisted of that number of shares of the Company’s Common Stock having a value equal to $90,000, subject to adjustment for rounding. The amounts reflected in this column represent the aggregate grant date fair values of such Stock Awards calculated in accordance with FASB ASC Topic 718.

(3)
No Option Awards were made to Non-Employee Directors in 2020, and no Non-Employee Director has stock options outstanding.

Changes to Non-Employee Directors Compensation in 2020
In 2020, the Compensation Committee engaged its independent compensation consultant, Meridian, to conduct a “2020 Director Compensation Analysis.” Based on the findings from that analysis and other independent knowledge of the Directors, the Compensation Committee made the following changes to Non-Employee Directors compensation:
•
Effective November 1, 2020, meeting fees for the Board and all Committees (both “in-person” and teleconference) were eliminated and the cash retainer for all Board members was increased from $35,000 to $70,000;

•
Effective November 1, 2020, the annual retainer payable to the Chairperson of the Audit Review Committee for service as Chair was increased from $15,000 to $25,000, while the Audit Review Committee member cash retainers were eliminated; and

•
Effective October 24, 2020, the annual equity retainer payable to Non-Executive Directors was increased from $90,000 to $100,000 per year.

Meeting Fees and Cash Retainers
Prior to November 1, 2020, all Non-Employee Directors were paid $1,500 for attending each standing meeting of the Board, as well as $1,500 for any standing committee meetings attended by committee members (including any standing meetings held virtually, with video conferencing technologies). Telephonic participation fees were $1,000 per meeting. Effective November 1, 2020, all meeting fees were eliminated.
Each Non-Employee Director earns an annual cash retainer of  $35,000, increased to $70,000 effective November 1, 2020. In addition, during 2020, the Chair of the Board received an annual cash retainer of  $75,000 all of which was paid to Mr. Giles, who served as Chair for 2020. Due to prorating in line with the mid-year retainer changes noted above, the Chair of the Audit Review Committee received an annual cash retainer of  $16,667. The Chair of the

Compensation Committee received an annual cash retainer of  $15,000, while the Chair of the Corporate Governance Committee received an annual cash retainer of  $10,000. Additionally, each member of the Audit Review Committee, including the Chair, received a cash retainer of  $8,333 for serving on said Committee, except for David Bills who received $3,333 for his time on the Committee, each a pro-rated amount in line with the mid-year retainer changes noted above.
Non-Cash Retainers
Twice annually, each Non-Employee Director automatically receives a stock award consisting of that number of whole shares of Common Stock of the Company obtained by dividing $50,000 ($45,000 prior to October 24, 2020) by the fair market value of a share of Common Stock as of the date of grant, in each case rounded upward to the nearest number of whole shares. The first installment grant date of the annual stock award is the day that is six (6) months from the Annual Meeting of Stockholders. The second installment grant date of the annual stock award is the day that is the earlier of  (a) the day that is twelve (12) months from the Annual Meeting of Stockholders; and (b) the day that is immediately prior to the next Annual Meeting of Stockholders. Accordingly, each Non-Employee Director received 5,307 shares of Common Stock of the Company on April 23, 2020 and 2,408 shares of Common Stock of the Company on October 24, 2020.
Inside Directors
Ms. Greenstein, as the only Employee Director during 2020, did not receive any compensation for her Board activity. Her compensation as an executive officer and employee is disclosed in the Summary Compensation Table.

SECURITIES OWNERSHIP OF DIRECTORS, CERTAIN
OFFICERS AND 5% BENEFICIAL OWNERS

The following table sets forth information with respect to the beneficial ownership of our Common Stock as of February 26, 2021 (except as otherwise noted) by: (a) each of our Non-Employee Directors (including any Director nominees); (b) each of our NEOs (excluding Mr. Abbruzzi); (c) all of our current directors and executive officers as a group; and (d) each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our Common Stock. Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to our Common Stock. Shares of our Common Stock subject to options that are currently exercisable or exercisable within 60 days after February 26, 2021 are considered outstanding and beneficially owned by the person holding the options for the purpose of calculating the percentage ownership of that person but not for the purpose of calculating the percentage ownership of any other person. Except as otherwise noted, the persons and entities in this table have sole voting and investing power with respect to all of the shares of our Common Stock beneficially owned by them, subject to community property laws, where applicable. Except as otherwise set forth below, the address of the beneficial owner is c/o Lydall, Inc., One Colonial Road, Manchester, CT 06042.
Name	Amount and Nature of Beneficial Ownership	Percent of Class
Non-Employee Directors (including nominees)
David G. Bills	21,795	*
Kathleen Burdett	42,463	*
James J. Cannon	13,010	*
Matthew T. Farrell	77,603	*
Marc T. Giles	32,989	*
Paul W. Graves (nominee)	0	*
Suzanne Hammett	40,562	*
Katherine C. Harper (nominee)	0	*
S. Carl Soderstrom, Jr.	28,664	*
Named Executive Officers
Ashish Diwanji	51,617(1)	*
David D. Glenn	36,941(2)	*
Randall B. Gonzales	104,808(3)	*
Sara A. Greenstein (also a Director)	203,350(4)	1.13%
Chad A. McDaniel	119,149(5)	*
Current Non-Employee Directors, Director nominee(s) and Executive Officers as a Group (17 persons, including 14 named above)	841,381(6)	4.63%
5% Stockholders
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	2,588,147(7)	14.60%**
Dimensional Fund Advisors LP 6300 Bee Cave Road, Building One Austin, TX 78746	1,295,548(8)	7.30%**
Juniper Investment Company, LLC 555 Madison Ave., 24th Floor New York, NY 10022	1,248,923(9)	7.04%**
Neuberger Berman Group LLC 1290 Avenue of the Americas New York, NY 10104	1,108,128(10)	6.25%**
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	1,053,920(11)	5.94%**

*
Represents less than one percent of our outstanding Common Stock.

**
Ownership percentages were obtained from Schedule 13G/F filings and reflect the number of shares of Common Stock held as of December 31, 2020, except as otherwise stated.

(1)
Includes 10,217 shares of Common Stock issuable pursuant to presently exercisable stock options and stock options that will become exercisable within 60 days of February 26, 2021; also includes 17,825 shares underlying RSAs granted under the 2012 Stock Plan that carry full voting rights and 23,575 shares underlying PSAs granted under the 2012 Stock Plan that carry full voting rights.

(2)
Includes 19,297 shares of Common Stock issuable pursuant to presently exercisable stock options and stock options that will become exercisable within 60 days of February 26, 2021; also includes 4,310 shares underlying RSAs granted under the 2012 Stock Plan that carry full voting rights and 10,830 shares underlying PSAs granted under the 2012 Stock Plan that carry full voting rights.

(3)
Includes 31,784 shares of Common Stock issuable pursuant to presently exercisable stock options and stock options that will become exercisable within 60 days of February 26, 2021; also includes 17,797 shares underlying RSAs granted under the 2012 Stock Plan that carry full voting rights and 31,660 shares underlying PSAs granted under the 2012 Stock Plan that carry full voting rights.

(4)
Includes 36,873 shares of Common Stock issuable pursuant to presently exercisable stock options and stock options that will become exercisable within 60 days of February 26, 2021; also includes 65,584 shares underlying RSAs granted under the Inducement Restricted Share Award Agreement dated November 20, 2019 pursuant to the inducement grant exception under NYSE Listing Company Manual Rule 303A.08 (“Rule 303A.08”) or granted under the 2012 Stock Plan that carry full voting rights; also includes 79,010 shares underlying PSAs granted under the Inducement Performance Share Award Agreement dated November 20, 2019 pursuant to Rule 303A.08 or granted under the 2012 Stock Plan that carry full voting rights.

(5)
Includes 51,132 shares of Common Stock issuable pursuant to presently exercisable stock options and stock options that will become exercisable within 60 days of February 26, 2021, also includes 12,225 shares underlying RSAs granted under the 2012 Stock Plan that carry full voting rights and 25,820 shares underlying PSAs granted under the 2012 Stock Plan that carry full voting rights.

(6)
Includes 155,201 shares of Common Stock issuable pursuant to presently exercisable stock options and stock options that will become exercisable within 60 days of February 26, 2021; 131,191 shares underlying RSAs granted under the 2012 Stock Plan or Rule 303A.08 that carry full voting rights and 197,671 shares underlying PSAs granted under the 2012 Stock Plan or Rule 303A.08 that carry full voting rights.

(7)
Based on information reported in Amendment No. 11 to Schedule 13G dated and filed with the SEC on January 26, 2021 by BlackRock, Inc. (“BlackRock”), a holding company. As set forth in said filing, BlackRock had sole voting power with respect to 2,570,152 shares and sole dispositive power over all of the shares held.

(8)
Based on information reported in Amendment No. 21 to Schedule 13G dated February 16, 2021 and filed with the SEC on February 12, 2021 by Dimensional Fund Advisors LP (“Dimensional”), an investment adviser reporting on behalf of certain Funds. As set forth in said filing, Dimensional had sole voting power with respect to 1,240,358 shares and sole dispositive power with respect to 1,295,548 shares held. Dimensional disclaims beneficial ownership of all securities of the Issuer held in the Funds.

(9)
Based on information reported in a Schedule 13F dated and filed with the SEC on February 12, 2021, by Juniper Investment Company, LLC (“Juniper”), an investment advisor. As set forth in said filings, Juniper had sole voting power and sole dispositive power with respect to 1,248,923 shares held.

(10)
Based on information reported in a Schedule 13G Amendment No. 1 dated and filed with the SEC on February 11, 2021 by Neuberger Berman Group LLC (“Neuberger”), an investment adviser. As set forth in said filing, Neuberger does not have sole voting power or sole dispositive power over any shares held.

(11)
Based on information reported in a Schedule 13G Amendment No. 1 dated February 8, 2021 and filed with the SEC on February 10, 2021, by The Vanguard Group (“Vanguard”), an investment advisor. As set forth in said filings, Vanguard had sole voting power with respect to 0 shares and sole dispositive power with respect to 1,033,154 shares held.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires the Company’s executive officers, Directors, persons who own more than 10% of a registered class of the Company’s equity securities, and certain entities associated with the foregoing (“Reporting Persons”) to file reports of ownership and changes in ownership on Forms 3, 4 and 5 (“Beneficial Ownership Reports”) with the SEC and furnish copies of such reports to the Company. Based solely on the reports received by the Company and on written representations from reporting persons, the Company believes that the Directors, executive officers and greater than 10% beneficial owners all complied with the Section 16(a) filing requirements during the fiscal year ended December 31, 2020.

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

The Company’s Bylaws set forth the procedures a stockholder must follow to nominate a person for election to the Board or to bring other business before a stockholder meeting. In accordance with the Company’s Bylaws, a stockholder may nominate a person for election to the Board or propose other business to be considered by the stockholders at an Annual Meeting only if the stockholder is entitled to vote at the Annual Meeting and has complied with the notice procedures set forth in the Company’s Bylaws and was a stockholder of record at the time such notice was delivered to the Secretary of the Company. Each of the procedures and requirements set forth below is mandated by the Company’s Bylaws, except with respect to the section captioned “Stockholder Proposals for 2022 Annual Meeting” (the procedures and requirements for which are mandated by SEC regulations).
Timeliness of Notice
For nominations or other business to be properly brought before an Annual Meeting, a stockholder must have given timely notice thereof in writing to the Secretary of the Company and such other business must otherwise be a proper matter for stockholder action. To be timely, a stockholder’s notice must be delivered to the Secretary at the principal executive offices of the Company not less than sixty days nor more than ninety days prior to the first anniversary of the preceding year’s Annual Meeting; provided, however, that in the event the date the Annual Meeting is called for is a date that is not within thirty days before or after such anniversary date, notice by the stockholder to be timely must be so delivered not later than the close of business on the tenth day following the day on which such notice of the date of the Annual Meeting was mailed or public announcement of the date of the Annual Meeting was made, whichever first occurs.
Content of Notice for Stockholder Nominations
The stockholder’s notice of nomination of a director must provide the information stipulated in the Company’s Bylaws, which includes, among other things, the following information with respect to each person whom the stockholder proposes to nominate for election or reelection as a Director: (i) the name, age, business address and residence address of the person, (ii) the principal occupation and employment of the person, (iii) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by the person, and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for election of Directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder.
The stockholder’s notice also must set forth as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made: (i) the name and address of such stockholder and of such beneficial owner, as they appear on the Company’s books; (ii) the class and number of shares of the capital stock of the Company which are owned beneficially and of record by such stockholder and such beneficial owner, as to the stockholder giving the notice; (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder; (iv) a representation that such stockholder intends to appear in person or by proxy at the Annual Meeting to nominate the person named in its notice; (v) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends to (A) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to elect the nominee and/or (B) otherwise solicit proxies from stockholders in support of such nomination; and (vi) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for election of Directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder. The notice also must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serving as a Director if elected. The Company may require any proposed nominee to furnish such other information as may be reasonably required to determine the eligibility of such proposed nominee to serve as a Director of the Company.
Content of Notice for Other Stockholder Proposals
If a stockholder wishes to bring matters other than proposals for Director nominations before an Annual Meeting, the stockholder’s notice must set forth for each item of business that the stockholder proposes for consideration (i) a description of the business desired to be brought before the stockholder meeting; (ii) the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Company’s Bylaws, the language of the proposed amendment); (iii) the reasons for conducting such business at the stockholder meeting; (iv) any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (v) any other information relating to the stockholder, the beneficial owner, or proposed business that would be required to be disclosed in a proxy statement or other filing in connection with solicitations of proxies relating to the proposed item of business pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder. The stockholder’s notice also shall set forth as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made certain additional information similar in nature and scope to the additional information required of a stockholder making a nomination for Director. The Company may require the stockholder to furnish such other information as may be reasonably required to determine whether each proposed item of business is a proper matter for stockholder action.
Consequences of Failure to Comply
Any stockholder proposal or nomination which does not comply with the procedures set forth in the Company’s Bylaws (or other applicable law) will be disregarded, and the stockholder will not be permitted to nominate his or her candidate for election to the Board or bring any other business before the stockholder meeting.
Stockholders May Request Copies of Applicable Bylaws
Bylaw provisions discussed above were included in the Amended and Restated Bylaws of the Company, filed as Exhibit 3.2 to the Company’s Periodic Report on Form 8-K dated December 6, 2018 and may be obtained by writing to the Company at Lydall, Inc., One Colonial Road, Manchester, CT 06042, Attention: Secretary.
Stockholder Proposals for 2022 Annual Meeting
Consistent with SEC regulations, proposals of stockholders of the Company that are intended to be presented at the Annual Meeting to be held in 2022, and which stockholders desire to have included in the Company’s proxy materials relating to such Annual Meeting, must be received by the Company no later than November 8, 2021, which is 120 calendar days prior to the first anniversary of the mailing date for this year’s proxy statement, and must be in compliance with applicable laws and regulations in order to be considered for possible inclusion in the proxy statement for that Annual Meeting.
YOUR VOTE IS IMPORTANT!
You are cordially invited to attend the Annual Meeting; however, to ensure that your shares are represented at the Annual Meeting, please submit your proxy or voting instructions as described in response to “How Do I Vote Before the Annual Meeting?”. Submitting a proxy or voting instructions will not prevent you from attending the Annual Meeting virtually and voting during the Annual Meeting, if you so desire, but will help the Company secure a quorum and reduce the expense of additional proxy solicitation.

LYDALL, INC.
ONE COLONIAL ROAD
MANCHESTER, CT 06042-2378

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

1 OF 2
1
1

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 04/19/2021 for shares held directly and by 11:59 P.M. ET on 04/15/2021 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/LDL2021
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 04/19/2021 for shares held directly and by 11:59 P.M. ET on 04/15/2021 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

CONTROL # → 0000000000000000

PAGE 1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

02 0000000000

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees	For	Against	Abstain
1a. David G. Bills	☐	☐	☐
1b. James J. Cannon	☐	☐	☐
1c. Marc T. Giles	☐	☐	☐
1d. Paul Graves	☐	☐	☐
1e. Sara A. Greenstein	☐	☐	☐
1f. Suzanne Hammett	☐	☐	☐
1g. Katherine Harper	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3.

	For	Against	Abstain
2. Approving an advisory vote on executive compensation.	☐	☐	☐
3. Ratifying the appointment of PricewaterhouseCoopers LLP as independent auditor for fiscal year 2021.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

0000485288_1 R1.0.0.153

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com

LYDALL, INC.
Annual Meeting of Stockholders
April 20, 2021, 9:00 A.M.
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Kathleen Burdett, S. Carl Soderstrom, Jr., and Sara A. Greenstein, or any one of them, with full power of substitution, as attorneys and proxies, to vote all shares of stock of Lydall, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Lydall, Inc. to be held virtually at www.virtualshareholdermeeting.com/LDL2021 on April 20, 2021, at 9:00 A.M. Eastern Time and at any adjournments thereof. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and the Proxy Statement and instructs its attorneys and proxies to vote as set forth on this Proxy, and in their discretion, on any other matters properly coming before this meeting.

The shares represented by this Proxy will be voted as specified. **If no choice is specified, the proxy will be voted "FOR" the nominees for the Board of Directors named in the proxy, "FOR" the approval of the advisory vote on executive compensation and "FOR" the ratification of the appointment of PricewaterhouseCoopers LLP as independent auditor.**

THIS PROXY CARD MUST BE PROPERLY COMPLETED, SIGNED, DATED AND RETURNED IN ORDER TO HAVE THESE SHARES VOTED.

0000485288_2 R1.0.0.153

Continued and to be signed on reverse side